STOCK PURCHASE AGREEMENT

                                  By and Among

                               ARC NETWORKS, INC.
                                 (the "Company")

                                SIS CAPITAL CORP.
                                   ("Seller")

                       CONSOLIDATED TECHNOLOGY GROUP LTD.
                                    ("COTG")

                                       and

                          TECHNOLOGY ACQUISITIONS, LTD.
                                  ("Purchaser")


                                 March 23, 1999

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
ARTICLE I     PURCHASE AND SALE OF STOCK...............................     2
1.1           Purchase and Sale of the Shares..........................     2
1.2           Purchase Price for Shares of Company's Stock.............     2

ARTICLE II    CLOSING..................................................     2
2.1           Date and Time of Closing.................................     2
2.2           Escrow Agreement.........................................     3

ARTICLE III   REPRESENTATIONS AND WARRANTIES...........................     5
3.1           Representations and Warranties of the Company,
               COTG and the Seller.....................................     5
                (a)      Authorization.................................     5
                (b)      Organization; Subsidiaries....................     6
                (c)      Capitalization................................     6
                (d)      Financial Statements..........................     7
                (e)      Owned Real Property...........................     8
                (f)      Leased Real Property..........................     8
                (g)      Title.........................................     8
                (h)      Fixed Assets; Condition of Assets.............     9
                (i)      Intellectual Property.........................     9
                (j)      Inventory.....................................    11
                (k)      Accounts Receivable...........................    11
                (l)      Accounts Payable..............................    12
                (m)      Absence of Undisclosed Liabilities............    12
                (n)      Absence of Certain Changes or Events..........    13
                (o)      Agreements....................................    15
                (p)      Non-Contravention; Consents...................    18
                (q)      Employee Benefit Plans........................    20
                (r)      Labor Relations...............................    21
                (s)      Insurance.....................................    21
                (t)      Tax Matters...................................    22
                (u)      Compliance with Applicable Law................    24
                (v)      Litigation....................................    25
                (w)      Permits.......................................    25
                (x)      Restrictive Covenants.........................    26
                (y)      Unlawful Payments.............................    26
                (z)      Warranties....................................    26
                (aa)     Officers, Directors, Employees and Consultants    27
                (bb)     Loans to or from Affiliates...................    27
                (cc)     Customers and Suppliers.......................    27
                (dd)     Books and Records.............................    28
                (ee)     Bank Accounts.................................    28
                (ff)     Agreements with Affiliates....................    28
                (gg)     Customer Deposits.............................    29
                (hh)     Knowledge.....................................    29
                (ii)     Accuracy of Information Furnished.............    29
                (jj)     Materiality Standard..........................    29
                (kk)     Effect of Post-Closing Events.................    29

3.2           Representations and Warranties of the Purchaser..........    30
                (a)      Authorization.................................    30
                (b)      Organization..................................    30
                (c)      Non-Contravention; Consents...................    30
                (d)      Litigation....................................    31
                (e)      Accuracy of Information Furnished.............    31
3.3           Survival of Representations and Warranties...............    32
3.4           Notice and Right to Cure.................................    32
3.5           Effect of Actual Knowledge...............................    32
3.6           Acknowledgment by Purchaser..............................    33

ARTICLE IV    COVENANTS................................................    33
4.1           Covenants of the Seller and COTG.........................    33
                (a)      Confidential Information......................    33
                (b)      Referrals.....................................    34
4.2           Covenants of the Company and the Purchaser...............    34
4.3           Governmental Filings and Consents........................    36
4.4           Funding of the Company...................................    37
4.5           Books and Records........................................    38
4.6           Publicity................................................    38

ARTICLE V     CLOSING DOCUMENTS........................................    39
5.1           Company's Closing Documents..............................    39
                (a)      Copies of Resolutions.........................    39
                (b)      Opinion of Counsel............................    39
                (c)      Certificate of the President of the Company...    39
                (d)      Certificate of the Secretary of the Company...    39
                (e)      Good Standing Certificates....................    39
                (f)      Modification of COTG Note.....................    39
                (g)      BSL Waiver....................................    40
                (h)      Trans Global Note Modification................    40
                (i)      Escrow Agreement..............................    40
                (j)      Company Security Agreement....................    40
                (k)      Other Documents...............................    40

5.2           Seller's Closing Documents...............................    40
                (a)      Copies of Resolutions.........................    40
                (b)      Opinion of Counsel............................    40
                (c)      Certificate of the President of COTG and
                          the Seller...................................    41
                (d)      Certificate of the Secretary of COTG and
                          the Seller...................................    41
                (e)      Delivery of Stock Certificates................    41
                (f)      COTG Note Modification........................    41
                (g)      Escrow Agreement..............................    41
                (h)      COTG Guaranty.................................    41
                (i)      Other Documents...............................    41

5.3           Purchaser's Closing Documents............................    41
                (a)      Copies of Resolutions.........................    41
                (b)      Opinion of Purchaser's Counsel................    42
                (c)      Certificate of the President of the Purchaser.    42
                (d)      Certificate of the Secretary of the Purchaser.    42
                (e)      Purchase Price................................    42
                (f)      Escrow Agreement..............................    42
                (g)      Modification of Trans Global Note.............    42
                (h)      Purchaser-COTG Guaranty.......................    42
                (i)      Other Documents...............................    42

5.4           Escrow Delivery..........................................    42

ARTICLE VI    INDEMNIFICATION AND CLAIMS...............................    43
6.1           Indemnification by the Company, COTG and the Seller......    43
6.2           Indemnification by the Purchaser.........................    43
6.3           COTG's and Seller's Maximum Liability....................    44
6.4           Effect of Recovery from a Third Party....................    44
6.5           Procedure for Claims by Third Parties....................    44
6.6           Procedure for Other Claims...............................    45
6.7           Right of Offset..........................................    46
6.8           Exclusive Remedy.........................................    46

ARTICLE VII   MISCELLANEOUS............................................    46
7.1           Fees and Expenses........................................    46
7.2           Modification, Amendments and Waiver......................    46
7.3           Assignment...............................................    47
7.4           Burden and Benefit.......................................    47
7.5           Brokers..................................................    48
7.6           Entire Agreement.........................................    48
7.7           Disclosure Generally.....................................    48
7.8           Governing Law............................................    48
7.9           Notices..................................................    48
7.10          Counterparts.............................................    50
7.11          Rights Cumulative........................................    50
7.12          Severability of Provisions...............................    50
7.13          Headings.................................................    51
7.14          Remedies.................................................    51

                         LIST OF SCHEDULES AND EXHIBITS
                                       TO
                            STOCK PURCHASE AGREEMENT

                                    SCHEDULES

Schedule 3.1(b):              Jurisdictions in which the Company is
                               Qualified to do Business
Schedule 3.1(c):              Options and Warrants
Schedule 3.1(d):              Financial Statements
Schedule 3.1(f):              Real Property Leases
Schedule 3.1(g):              Liens
Schedule 3.1(h):              Equipment Leases
Schedule 3.1(i):              Intellectual Property
Schedule 3.1(j):              Inventory
Schedule 3.1(k):              Accounts Receivable
Schedule 3.1(l):              Accounts Payable
Schedule 3.1(n):              Absence of Certain Changes or Events
Schedule 3.1(o):              Agreements
Schedule 3.1(p):              Non-Contravention; Consents
Schedule 3.1(q):              Employee Benefit Plans
Schedule 3.1(s):              Insurance
Schedule 3.1(t):              Tax Matters
Schedule 3.1(v):              Litigation
Schedule 3.1(aa):             Officers, Directors, Employees and
                               Consultants
Schedule 3.1(bb):             Loans to or from Affiliates
Schedule 3.1(cc):             Customers and Suppliers
Schedule 3.1(ee):             Bank Accounts
Schedule 3.1(gg):             Customer Deposits

Schedules available upon request, not inluded in filing.


                                    EXHIBITS

Exhibit 2.2(a):               Escrow Agreement
Exhibit 4.2(d):               Form of Guaranty of the COTG Note, the BSL
                               Note and the Trans Global Note
Exhibit 4.4(b)(i):            Form of COTG Guaranty
Exhibit 4.4(b)(ii):           Form of Company Security Agreement
Exhibit 5.1(b):               Form of Opinion of Company Counsel(1)
Exhibit 5.1(f):               Form of COTG Note Modification
Exhibit 5.1(g):               Form of BSL Waiver
Exhibit 5.1(h):               Form of Trans Global Note Modification
Exhibit 5.2(b):               Form of Opinion of Seller's Counsel(1)
Exhibit 5.3(h):               Form of Purchaser-COTG Guaranty

(1) Exhibits waived by counsel at closing, not part of agreement.

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 23rd day of March, 1999, by and among Arc Networks, Inc., a Delaware corporation (the "Company"), SIS Capital Corp., a Delaware corporation ("Seller"), Consolidated Technology Group Ltd., a New York corporation ("COTG"), and Technology Acquisitions, Ltd., a Bermuda corporation (the "Purchaser").

                              W I T N E S S E T H :

         WHEREAS, the Seller is a wholly owned subsidiary of COTG and owns approximately sixty-seven percent (67%) of the issued and outstanding shares of capital stock of the Company, and the Seller desires to sell, assign, transfer and convey to the Purchaser all of its right, title and interest in and to the issued and outstanding shares of capital stock of the Company owned by the Seller pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the authorized capital stock of the Company consists of 6,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), none of which are outstanding, and 15,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of which 9,530,760 shares are issued and outstanding on the date of this Agreement; and

         WHEREAS, it is the desire of the Purchaser to purchase, obtain and acquire from the Seller all of Seller's right, title and interest in and to the issued and outstanding shares of capital stock of the Company owned by Seller pursuant to the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF STOCK

         1.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Company and the Seller hereby agree that, on the Closing Date (as hereinafter defined in Section 2.1), the Seller shall sell, assign, transfer and convey to the Purchaser, and the Purchaser hereby agrees to purchase and acquire from the Seller, all of the Seller's right, title and interest in and to 6,392,800 shares of Common Stock, representing all of the issued and outstanding shares of capital stock of the Company owned by Seller (the "Shares"). The Seller hereby further agrees, upon the terms and subject to the conditions set forth herein, to transfer and deliver to the Purchaser at the Closing (as hereinafter defined in Section 2.1) certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing the Shares.

         1.2 Purchase Price for Shares of Company's Stock. In consideration of and in exchange for the Seller's sale, assignment, transfer and conveyance of the Shares to the Purchaser, the Purchaser hereby agrees to pay the Seller on the Closing Date cash consideration in the amount of $850,000 (the "Purchase Price").

                                   ARTICLE II

                                     CLOSING

         2.1 Date and Time of Closing. Subject to the satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 1:30 p.m. (Eastern Standard Time) on March 23, 1999 (the "Closing Date") at the offices of Esanu Katsky Korins & Siger, 605 Third Avenue, 16th Floor, New York, New York 10158, or at such other place and time, or in such other manner, as shall be mutually agreeable to the parties hereto. Notwithstanding the provisions of Section 2.2 below, the Closing shall be deemed to have occurred on the date of this Agreement.

         2.2  Escrow Agreement.

                  (a) On the Closing Date, the parties, Trans Global Services, Inc. ("Trans Global") and the Escrow Agent (hereinafter defined) will enter into an escrow agreement in the form annexed hereto as Exhibit 2.2(a) (the "Escrow Agreement"). The parties hereto acknowledge that the sole requirement for the release of the Purchase Price to Seller and the closing documents to the parties entitled to same from escrow under and in accordance with the terms of the Escrow Agreement is the New York Regulatory Consent (defined below) and that there is no other document, condition or other obligation of the Company or Seller thereunder. For purposes hereof, (i) the "Escrow Term" shall mean the period commencing on the date of the execution of this Agreement and ending on the date of the release from escrow of the funds and documents held by the Escrow Agent under the Escrow Agreement, and (ii) "New York Regulatory Consent" shall mean the consent of the New York State Public Service Commission to the transfer of the Shares contemplated under this Agreement.

                  (b)   On the Closing Date:

                           (i)     All of the documents required to be
delivered by the Company at the Closing pursuant to Section 5.1 hereof (other than the Escrow Agreement and the Trans Global Note Modification, as hereinafter defined) will be placed in an envelope marked "TAL" and delivered to Parker Chapin Flattau & Klimpl, LLP (the "Escrow Agent").

                           (ii)    All of the documents required to be
delivered by the Seller at the Closing pursuant to Section 5.2 hereof (other than the Escrow Agreement), will be placed in an envelope marked "TAL" and delivered to the Escrow Agent.

                           (iii)   All of the documents required to be
delivered by the Purchaser at the Closing pursuant to Section 5.3 hereof (other than the Escrow Agreement and the Trans Global Note Modification) will be placed in an envelope marked "COTG" and delivered to the Escrow Agent and the Purchase Price shall be wire transferred to a separate interest-bearing escrow account established by the Escrow Agent under the Escrow Agreement.

                           (iv)    The Trans Global Note Modification,
executed as provided in Sections 5.1(h) and 5.3(h) of this Agreement, will be placed in an envelope marked "Trans Global" and delivered to the Escrow Agent.

                           (v)     By their execution hereof, the Company,
COTG and the Purchaser agree that in the event the New York Regulatory Consent is not obtained within the period provided under the Escrow Agreement and the Escrow Agreement is terminated and the documents held in escrow thereunder are returned to the parties thereto by the Escrow Agent, the Trans Global Note Modification will, thereupon, be automatically null and void and without any legal force or effect.

                  (c) The Company and COTG hereby agree that, upon the receipt by either of them of written advice from the Company's special regulatory counsel (the "Special FCC Counsel") that the New York Regulatory Consent has been obtained by the Company, each of them will so advise the Purchaser, and COTG and the Purchaser will promptly execute and deliver the Distribution Notice to the Escrow Agent in the form and as otherwise provided under the Escrow Agreement.

                  (d) In the event that neither the Company nor COTG receives advice from Special FCC Counsel that the New York Regulatory Consent was obtained by the Company by September 30, 1999, the Company and COTG hereby agree that, subject to the provisions of Section 4.4(b) hereof, they will so advise the Purchaser, and COTG and the Purchaser will execute and deliver the Termination Notice to the Escrow Agent in the form and as otherwise provided under the Escrow Agreement. In such event, the Trans Global Note Modification shall be null and void ab initio.

                  (e) The parties hereto acknowledge and agree that the delivery of the documents and payment of the Purchase Price to the Escrow Agent as provided above in this Section 2.2 shall not constitute, during the Escrow Term, a restatement of the respective representations and warranties of the parties set forth in this Agreement and, in the event that the Escrow Agreement is terminated in accordance with its terms, the Closing under this Agreement shall be deemed to have been rescinded as of such date and none of the parties shall have any rights or obligations under this Agreement except as provided under Sections 4.4(b) and 4.4(c).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company, COTG and the Seller. The Company, COTG and the Seller, jointly and severally, except as otherwise specifically provided herein, represent and warrant to the Purchaser as follows:

                  (a) Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the boards of directors of the Company, COTG and the Seller. The Company has taken all necessary corporate action and has all the necessary corporate powers to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement has been duly and validly executed and delivered by the officers of the Company on its behalf, and assuming that this Agreement is the valid and binding obligation of the Purchaser, COTG and the Seller, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Seller and COTG have taken all necessary corporate action and have all the necessary corporate powers to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement has been duly and validly executed and delivered by the officers of Seller and COTG on their behalf and, assuming that this Agreement is the valid and binding obligation of the Purchaser and the Company, is the valid and binding obligation of the Seller and COTG enforceable against Seller and COTG in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Organization; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company does not own any shares of capital stock or other equity interest in any corporation, partnership, association or other entity, except for A.R.C. Networks, Inc., a New York corporation (the "Subsidiary"). The Company and the Subsidiary have the corporate power and authority to own and lease their respective properties and assets and to carry on their respective businesses as now being conducted and each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company and the Subsidiary, taken as a whole. Set forth on Schedule 3.1(b) hereto is a true and correct list of each jurisdiction in which the Company and the Subsidiary are qualified to do business.

                  (c) Capitalization. The Company's authorized capital stock consists of 6,000,000 shares of Preferred Stock, none of which are outstanding, and 15,000,000 shares of Common Stock, of which 9,530,760 shares are issued and outstanding, 500,000 shares are reserved for issuance upon the exercise of outstanding warrants and 400,000 shares are reserved for issuance pursuant to the Company's 1997 Long-Term Incentive Plan. The outstanding shares of the Company's Common Stock have been duly authorized, validly issued and are fully paid and non-assessable. COTG and Seller hereby represent and warrant that Seller is the sole legal and beneficial owner of the Shares, which shares, in the aggregate, represent at least 67% of the issued and outstanding shares of the Company's Common Stock on the date of this Agreement. COTG and Seller hereby represent and warrant that the Shares owned by Seller are owned free of preemptive rights and free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, other than restrictions or limitations imposed by any applicable laws or the rules and regulations of any regulatory authority.
Schedule 3.1(c) to this Agreement sets forth a list of the holders of all options and warrants on the date of this Agreement. The Shares were issued to Seller in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. As of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the Shares, and the Shares are not subject to any voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of the Company.

                  (d) Financial Statements. The Company has heretofore delivered to the Purchaser the audited consolidated balance sheets of the Company and the Subsidiary as at December 31, 1998, 1997 and 1996 (each a "Balance Sheet" and collectively the "Balance Sheets") and the related audited consolidated statements of operations and retained earnings and cash flows for the years then ended, accompanied by the corresponding reports of the Company's independent auditors (all of the foregoing, including the notes thereto, may collectively be referred to hereinafter as the "Financial Statements"). The Purchaser understands that (i) the audited Financial Statements contain an explanatory paragraph as to the ability of the Company and the Subsidiary to continue as a going concern, (ii) as of the December 31, 1998, the consolidated liabilities of the Company and the Subsidiary exceeded their consolidated assets by more than $5,000,000, and, as a result thereof, the Company may be deemed insolvent, (iii) the Company's insolvent condition may have an adverse effect upon the value of the assets reflected on the December 31, 1998 Balance Sheet and (iv) the Company has continued to operate at a loss since December 31, 1998, as a result of which its working capital deficiency has increased since such date. The Financial Statements present fairly, in all material respects, the consolidated financial condition of the Company and the Subsidiary as of the respective Balance Sheet dates and the results of their consolidated operations and cash flows for the years then ended, in conformity with generally accepted accounting principles applied on a consistent basis on a going-concern basis. A copy of the Financial Statements are attached hereto as Schedule 3.1(d).

                  (e) Owned Real Property. Neither the Company nor the Subsidiary owns (of record or beneficially), nor do either of them have any interest in, any real property other than the leasehold interests described in
Schedule 3.1(f) hereto.

                  (f) Leased Real Property. Set forth on Schedule 3.1(f) hereto is a true, correct and complete list of all leases and subleases (the "Real Property Leases") with respect to real property leased by the Company or the Subsidiary as lessee and used in the conduct of their respective businesses or otherwise (the "Leased Real Property"). Also set forth on Schedule 3.1(f) is a schedule setting forth, with respect to each of the Real Property Leases, (i) the monthly rental in effect as of March 1, 1999, (ii) the expiration date of the lease, (iii) whether the consummation of the transactions contemplated by this Agreement require the consent of the lessor, and (iv) whether the Company or the Subsidiary has subleased or licensed the use of any material portion of the premises leased under such Real Property Lease and, if so, the terms of the sublease or license, if still in effect. The Company has delivered to the Purchaser copies of each of the material Real Property Leases, which are complete in all material respects. Neither the Company nor the Subsidiary is in material breach under any of the Real Property Leases other than possible delinquencies in the payment of rent and other charges due thereunder which are set forth on the Schedules hereto.

                  (g) Title. The Company and the Subsidiary have good and marketable title to their respective machinery, equipment, items of personal property and other tangible assets used by them in their respective businesses, other than machinery, equipment and items of personal property and other tangible assets which are leased by the Company or the Subsidiary, as the case may be, subject to the liens set forth on Schedule 3.1(g) to this Agreement, and subject, further to the extent that title to any such assets may be impaired by the insolvency of the Company or the Subsidiary.

                  (h) Fixed Assets; Condition of Assets. Subject to the qualification hereinafter set forth in this Section 3.1(h), the Real Property Leases and the equipment leases set forth on Schedule 3.1(h) to this Agreement are valid and enforceable in all material respects, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and except to the extent that the Company's financial condition and possible delinquencies in the payment of rent and other charges may give any such lessors a right of termination under the Real Property Leases or such equipment leases. There is not, under any of the foregoing agreements, any existing material default other than possible delinquencies in payment of rent and other charges due thereunder which are set forth on the Schedules hereto, nor is there any other event which, with notice or lapse of time or both, would constitute a default, which could have a material adverse effect on the business, assets, operations, earnings, or financial condition of the Company and the Subsidiary, taken as a whole, or materially adversely affect the Company's or the Subsidiary's use of the Leased Real Property or the title to its assets. All material equipment owned or leased by the Company is in reasonable operating condition and repair, subject to normal wear and use and each is usable in a manner consistent with the current use by the Company or the Subsidiary.

                  (i)  Intellectual Property.

                           (i)        Schedule 3.1(i) hereto sets forth a true,
correct and complete list (including where applicable, the date of registration and the serial or registration number) of all registered and unregistered trademarks, service marks and trade names (including any applications for the same), registered and unregistered copyrights, and computer programs and software (whether or not protected by patent, copyright or otherwise) which are owned by, licensed by, used in or are material to the business of the Company (the "Intellectual Property"), provided, that Intellectual Property shall not include any computer programs or software which are commercially available to the public or are generally available in the telecommunications industry or any other such programs or software that were not developed by the Company or by others pursuant to contracts with the Company or the Subsidiary as work performed for hire on behalf of the Company or the Subsidiary. With respect to each of the foregoing items of Intellectual Property, Schedule 3.1(i) sets forth the following: (A) the nature of the Company's interest, if any, therein; (B) each agreement and all other documents evidencing the Company's interest therein (other than, with respect to licensed Intellectual Property, warranties that are not specifically negotiated with the owner of the Intellectual Property); (C) if the Intellectual Property is owned by the Company or the Subsidiary and licensed to third parties, the nature of the interest of such third party therein; and
(D) each agreement between the Company and such third party setting forth the rights granted to the third party.

                           (ii)       To the best of the Company's knowledge
without having made any trademark or other search, the Company's right, title or interest in each of the registered trademarks, service marks, or trade names (including any applications for the same), registered copyrights and computer programs and software listed on Schedule 3.1(i) is free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances or other restrictions or limitations of any kind whatsoever, other than as disclosed in this Agreement or any of the Schedules hereto; provided, however, that no representation is made as to the Company's or the Subsidiary's ownership of the "Arc" logo set forth on Schedule 3.1(i).

                           (iii)   Neither the Company nor the Subsidiary
have received any written notice from any third party claiming that the Company or the Subsidiary (A) has committed any act of unfair competition or directly, indirectly, contributorily or by inducement, infringed upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other Intellectual Property, or (B) has misappropriated any of the foregoing from any other person or entity or received from any other person or entity any notice, charge, claim or other assertion with respect thereto.

                           (iv) With respect to Intellectual Property owned
by the Company or the Subsidiary, neither the Company nor the Subsidiary has sent or otherwise communicated to any other person or entity that such person infringes upon any Intellectual Property owned by the Company or the Subsidiary and the Company does not have any knowledge of any such infringement or threatened infringement.

                  (j)  Inventory.  Schedule  3.1(j)  hereto  sets  forth a true, correct and complete list of the Company's inventory as of December 31, 1998 (the "Inventory"). There have been no material changes in the Inventory since such date other than ordinary business reductions due to sales and increases due to purchases of items of Inventory received in the ordinary course of the conduct of the Company's business consistent with its past practices. The December 31, 1998 Balance Sheet reflects the Inventory of the Company and the Subsidiaries in accordance with generally accepted accounting principles consistently applied; provided, however, that the valuation of the Inventory thereon is based on the Company's consolidated financial condition on a going concern basis, and the Company's insolvent financial condition may have an adverse effect upon the value or realizability of the Inventory. To the best of the Company's knowledge, all items of Inventory which are not currently saleable in the normal course of business have been written down to estimated sales value, on a going concern basis. Except for items of Inventory written down as hereinbefore provided, substantially all items of Inventory are of a quality and quantity usable or saleable in the ordinary course of business, subject to the qualifications set contained in this Section 3.1(j).

                  (k) Accounts Receivable. Schedule 3.1(k) hereto sets forth a true, correct and complete list of the Company's accounts receivable as of February 28, 1999 (the "Accounts Receivable"). All of the Accounts Receivable are valid, arose out of bona fide transactions in the ordinary course of business, and, to the best of the Company's knowledge, are the valid and binding obligations of and are enforceable against the respective account debtors thereunder, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect. The December 31, 1998 Balance Sheet reflects the Company's accounts receivable in accordance with generally accepted accounting principles consistently applied, determined on a going concern basis. Except as disclosed on Schedule 3.1(k), neither the Company nor the Subsidiary knows of any contest or claim or right of setoff which has been claimed in writing by any account debtor relating to the amount or validity of any of the Accounts Receivable. Since December 31, 1998, there has been no event that could materially increase the ratio of uncollectable accounts receivable of the Company (the "Uncollectable Receivables") to the Company's accounts receivable as of such date or cause the Company's reserve for Uncollectable Receivables to be inadequate, except that the Company has continued to sustain significant losses from its operations and such losses, together with the Company's insolvent position, may materially and adversely affect the ability of the Company or the Subsidiary to collect the Accounts Receivable and/or to service their customers and/or maintain their equipment and/or maintain their relations and arrangements with its providers of telecommunications services and other vendors, any of which could also have a material adverse effect upon the collectability of the Accounts Receivables. No representation is made as to the collectability of any of the Accounts Receivable in the event that the Company and the Subsidiary are no longer operating as a going concern.

                  (l) Accounts Payable. Schedule 3.1(l) hereto sets forth a true, correct and complete list of the Company's and the Subsidiary's accounts payable as of February 28, 1999 (the "Accounts Payable"). Substantially all of the Accounts Payable are more than thirty (30) days past due and are or may be considered delinquent by the Company's creditors.

                  (m) Absence of Undisclosed Liabilities. Other than as set forth in the December 31, 1998 Financial Statements, or pursuant to contracts, agreements, and other documents disclosed to the Purchaser pursuant to this Agreement, neither the Company nor the Subsidiary had, at such date, any indebtedness or liability of any nature whatsoever (other than those incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the assets, business or operations of the Company and the Subsidiary, taken as a whole.

                  (n)      Absence of Certain Changes or Events.

                           (i)      Except as set forth on Schedule 3.1(n) to
this Agreement or in the Financial Statements, and except as expressly set forth in or contemplated by this Agreement, the Company has not, since December 31, 1998:

                                    (A) issued, sold, granted or contracted to
issue, sell or grant any of shares of any class of its capital stock, notes, bonds, other securities or any option to purchase any of the same;

                                    (B) amended its Certificate of
Incorporation;

                                    (C) made any capital expenditures or
commitments for the acquisition or construction of any property, plant or equipment other than in the ordinary course of business of the Company;

                                    (D) entered into any material transaction in
any way inconsistent with the past practices of its business or conducted its business in any manner inconsistent with its past practices;

                                    (E) incurred any damage, destruction or any
other loss to any of its property or assets in an aggregate amount exceeding Ten Thousand Dollars ($10,000) whether or not covered by insurance;

                                    (F) incurred any material liability or
obligation  (absolute or contingent) or made any material expenditure other than
(x) in the ordinary course of business of the Company or (y) pursuant to contracts and agreements described in the Schedules to this Agreement;

                                    (G) declared, set aside or paid any
dividend or other distribution in respect of the capital stock of the Company;

                                    (H) redeemed, repurchased or otherwise
acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement with respect to any of the foregoing;

                                    (I) granted, conveyed, transferred, assigned
or made any sale of its Accounts Receivable or any accrual of liabilities outside of the ordinary course of its business or pursuant to any of the contracts or agreements described in the Schedules to this Agreement;

                                    (J) granted, conveyed, transferred, assigned
or made any sale of any interest in the Intellectual Property outside of the ordinary course of its business or pursuant to any of the contracts or agreements described in the Schedules to this Agreement;

                                    (K) purchased, disposed of or contracted to
purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its property or assets, except in the ordinary course of business;

                                    (L) entered into any employment or
consulting agreement or increased the rate of compensation payable or to become payable to the officers, employees or consultants of the Company, or increased the amounts paid or payable to such officers, employees or consultants under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said officers, employees or consultants except for increases resulting from the application of existing formulas under existing plans, agreements or policies relating to employee compensation; provided, however, that the representations and warranties contained in this Section 3.1(n)(i)(L) and in Section 3.1(n)(i)(M) of this Agreement shall be the representations only by the Company and not by COTG or the Seller; or

                                    (M) adopted or amended any collective
bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of its employees, except as otherwise required or permitted herein.

                           (ii)  Except as set forth on Schedule 3.1(n) to
this Agreement and except as expressly set forth in or contemplated by this Agreement, and except as any of the same may result from either the Company's consolidated financial condition at December 31, 1998, including its working capital deficiency or the Company's continuing consolidated losses from operations, the Company has not, since December 31, 1998:

                                    (A) suffered any loss of any material
portion of its property and, no customer, dealer or supplier has advised the Company or the Subsidiary in writing that it intends to discontinue its current relationship with the Company or the Subsidiary, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the business, assets, operations, earnings or financial condition of the Company and the Subsidiary taken as a whole;

                                    (B) modified, amended or altered any
contractual arrangement with any customer, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the business, assets, operations, earnings or financial condition of the Company and the Subsidiary taken as a whole.

                                    (C) experienced any material adverse change
in the business, assets, operations or financial condition of the Company; or

                                    (D) changed any accounting principle,
procedure or practice followed by the Company or changed the method of applying such principle, procedure or practice.

                  (o) Agreements. Set forth on Schedule 3.1(o) hereto is a true, correct and complete list of all contracts or agreements that are material to the business or operations of the Company and the Subsidiary, taken as a whole, including without limitation, those to which the Company or the Subsidiary is a party and those by which any of their property or assets are bound. Copies of all such agreements have heretofore been delivered or made available by the Company to the Purchaser, and such copies are complete in all material respects. For purposes of this Section 3.1(o), a contract or agreement shall not be material to the business or operations of the Company and the Subsidiary if it
(w) is a contract for local and/or long-distance and/or international telephone service entered into by the Company or the Subsidiary in the ordinary course of business, (x) can be terminated by either party without penalty on thirty (30) days notice, (y) does not involve more than thirty thousand dollars ($30,000), or (z) is not in writing and signed by an officer of both parties. Other than as set forth on Schedule 3.1(o) or as otherwise disclosed in the Financial Statements or the other Schedules to this Agreement, there is no material contract or agreement to which the Company or the Subsidiary is a party or which affects the assets, liabilities or outstanding securities of the Company. Except as otherwise set forth on the Schedules to this Agreement, the Company is not a party to or bound by, nor are any of their properties or assets subject to, any such material contract or agreement, including without limitation, the following:

                           (i) any agreement which has not been entered into by
the Company or the Subsidiary in the ordinary course of business or which is not consistent with the prior practice of the Company;

                           (ii) any agreement which involves the purchase or
sale of goods or payment by or to the Company for services rendered with a value in excess of Ten Thousand Dollars ($10,000), exclusive of agreements relating to legal and accounting services;

                           (iii) any agreement for the employment of any officer
or employee or former officer or employee (other than, with respect to any employee, agreements which are terminable without liability upon notice of thirty (30) days or less and do not provide for any further payments following such termination) pursuant to which payments may be required to be made at any time following the Closing Date in an aggregate amount exceeding Ten Thousand Dollars ($10,000);

                           (iv) any stock option or stock appreciation rights
plan or arrangement;

                           (v) any mortgage, deed of trust or other form of
secured indebtedness for borrowed money;

                           (vi) any debentures, indentures, notes or installment
obligations, the unpaid balance of which exceeds Ten Thousand Dollars ($10,000) in the aggregate, or other instruments for or relating to any unsecured borrowing of money by the Company, the unpaid balance of which exceeds Ten Thousand Dollars ($10,000) in the aggregate;

                           (vii) any guaranty of any obligation of any person or
party for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

                           (viii) any agreement or arrangement for the sale or
lease of any of their property or assets (other than that which is included in the Inventory) having a book value in excess of Ten Thousand Dollars ($10,000) in the aggregate;

                           (ix) any agreement or agreements pursuant to which
the Company is or may be obligated to make any payments, contingent or otherwise, in excess of Ten Thousand Dollars ($10,000) in the aggregate, resulting from or arising out of the prior acquisition of any business, or of all or substantially all of the assets or capital stock of any company or any division thereof;

                           (x) any agreement with any labor union;

                           (xi) any agreement, including but not limited to
assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment agreements, purchase orders, sales orders, mortgages and security agreements, to which the Company is a party and which: (A) contains a grant or other transfer by the Company or the Subsidiary, whether present, retroactive, prospective, or contingent, of any rights in any Intellectual Property, whether or not such Intellectual Property was in existence at the time such agreement was made; or (B) contains a promise made by the Company or the Subsidiary to pay any consideration, lump sum, royalty or other payment with respect to the acquisition, license or use of any rights in any Intellectual Property without regard to whether such consideration, lump sum, royalty or other payment was ever made or received;

                           (xii) any dealership, franchise or distribution
agreement, territory or license agreement or other similar agreement;

                           (xiii) any agreement with any officer, director or
stockholder of the Company, the immediate family of any officer, director or stockholder of the Company, or any affiliate of any of the foregoing;

                           (xiv) any unexpired and enforceable agreements for
the disposition of the Company, whether by grant or option, sale of stock, sale of assets, merger or otherwise; or

                           (xv) any other agreement, contract, document or
instrument not entered into in the ordinary course of business which is material to the business of the Company and the Subsidiary, taken as a whole, and not excluded by reason of the operation of this or any other provision of this Agreement.

                  Except as disclosed in or contemplated by this Agreement or as disclosed in the Financial Statements or any of the Schedules to this Agreement, and subject to the qualifications set forth in Sections 3.1(d), (f), (g), (h),
(j) and (k) of this Agreement, neither the Company nor the Seller is in default under, and, to the best of their knowledge, no event has occurred which, with notice or lapse of time or both, could result in a default under any such contract or agreement to which the Company or the Subsidiary is a party which is material to the business or operations of the Company and the Subsidiary, taken as a whole.

                  (p) Non-Contravention; Consents. Except as disclosed in this Agreement, the Financial Statements or any of the Schedules to this Agreement or in any of the contracts or agreements delivered pursuant to this Agreement, neither the execution and delivery of this Agreement by the Company, COTG and the Seller, nor the consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or the by-laws of the Company; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets, which are material to the business or operations of the Company and the Subsidiary taken as a whole, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or any of their respective properties or assets are bound, the effect of which violation, acceleration, creation or imposition could result, in the aggregate, in liability of the Company or the Subsidiary in excess of Ten Thousand Dollars ($10,000); (iii) violate or conflict with any other restriction of any kind whatsoever to which the Company or the Seller is subject, or by which any of the Company's or Subsidiary's material properties or assets may be bound, the effect of any of which violation or conflict would result, in the aggregate, in liability of the Company in excess of Ten Thousand Dollars ($10,000); or (iv) constitute an event permitting termination by a third party of any agreement to which the Company or the Subsidiary is a party or is subject, which termination could have a materially adverse effect on the business, assets, operations, earnings or financial condition of the Company and the Subsidiary taken as a whole, except to the extent that any of the foregoing may result from the failure of the Company or the Subsidiary to obtain the Regulatory Consents, as hereinafter defined. Except as set forth on Schedule 3.1(p) hereto, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby by the Company or the Subsidiary; provided, however, that, to the extent that this Section 3.1(p) relates to consents of regulatory bodies with respect to the Company's or the Subsidiary's telephone or telecommunications business, the representation in this Section 3.1(p) is made only by the Company and not by COTG or the Seller. For purposes hereof, "Regulatory Consents" shall mean those consents listed on Schedule 3.1(p) that are consents of any Federal or state regulatory commission, body or authority which is required for, or as a consequence of, the transfer of the Shares to Purchaser, which consents are identified on Schedule 3.1(p).

                  (q) Employee Benefit Plans. Schedule 3.1(q) sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Company and the Subsidiary (the "Employees"). To the best knowledge of the Company and Seller, each Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). There are no pending or, to the knowledge of the Company and the Seller, threatened claims against any Benefit Plan (except for claims for benefits payable in the normal operation of the Benefit Plans) that could give rise to any material liability to the Company. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans have been timely filed. Each Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) (a "Retirement Plan") and the related trusts have received a determination from the Internal Revenue Service that the Plan is qualified and exempt from Federal income tax under Sections 401(a) and 501(a), respectively, of the Code. To the best knowledge of the Company and Seller, no person has engaged in a "prohibited transaction" with respect to any Retirement Plan (as that term is defined in Section 4975 of the Code and Section 406 of ERISA), which could subject the Company to a penalty tax imposed by Section 4975 of the Code. All contributions required to be made to each Retirement Plan have been timely made and no plan has an "accumulated funding deficiency" within the meaning of Section 412 of the Code. No Retirement Plan subject to Title IV of ERISA has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") other than for the payment of premiums, all of which have been paid when due. Other than as contemplated herein, no Retirement Plan subject to Title IV of ERISA has been terminated nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA and the regulations thereunder) that could present a material risk of termination of a Retirement Plan which termination could have a material adverse effect on the Company. The Company does not contribute to any multi-employer pension or multi-employer welfare benefit plan (within the meaning of Section 3(37) of ERISA). Except for benefits accrued at December 31, 1998, none of the Employees is now or will become entitled to receive any vacation time, vacation pay, severance pay or other employee benefit with respect to services rendered on or prior to December 31, 1998, except as reflected on the December 31, 1998 Balance Sheet as part of the Company's consolidated accrued liabilities.

                  (r) Labor Relations. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Company and no such petition has been pending at any time during the two years prior to the date hereof. To the best knowledge of the Company and the Seller, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company as its exclusive bargaining agent at any time during the two years prior to the date hereof. There are no labor strikes, work stoppages or other labor disputes now pending or, to the best knowledge of the Company and the Seller, threatened against the Company, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time during the two years prior to the date hereof. Neither the Company nor the Seller have any knowledge that any executive, key employee or any group of employees of the Company has any plans to terminate his or her employment with the Company.

                  (s) Insurance. Set forth on Schedule 3.1(s) hereto is a true, correct and complete list of all insurance policies or binders of insurance or programs of self insurance which relate to the business of the Company, copies of which have been previously provided or made available to the Purchaser. The coverage under each such policy and binder is in full force and effect. The Seller has no knowledge of nor has it or the Company received any notice of cancellation, termination, non-renewal or disallowance of any claim thereunder or with respect thereto. The Seller has no knowledge of any facts (other than the Company's financial condition) or the occurrence of any events which could form the basis of any claim against the Company relating to its business, assets, properties or operations which could increase the insurance premiums payable by the Company under such policy or binder in excess of normal increases consistent with industry practices.

                  (t)      Tax Matters.

                           (i) The Company is a member of an affiliated group,
within the meaning of Section 1504 of the Code (an "Affiliated Group"), with Seller with respect to Federal and New York State income taxes. Except as disclosed in Schedule 3.1(t) to this Agreement, the Company has filed when due (after giving effect to any extensions granted by the requisite legal or regulatory authority) all returns, reports, elections, estimates, declarations, schedules, forms and other documents ("Tax Returns") relating to taxes required to be filed by the Code or by any applicable Federal, state, county, municipal, local, foreign or other laws, including, without limitation, consolidated, combined or unitary returns, for any taxable period ending prior to or on the Closing Date (the "Pre-Closing Tax Period"). The taxable year of the Company for Federal and state income and business tax purposes ends on December 31 of each year. All taxes shown on any Tax Return required to be filed with respect to the Company for any Pre-Closing Tax Period have been, or will have been, paid or accrued prior to the Closing. The Company has heretofore delivered to the Purchaser all Tax Returns filed (other than Seller's consolidated Federal and New York State income tax returns) on its behalf for the fiscal years ended December 31, 1997, December 31, 1996, December 31, 1995, December 31, 1994 and December 31, 1993. The Company has accrued on its books all taxes for any prior periods for which taxes will be due but are not yet payable. To the best knowledge of the Company or the Seller, no tax liens have been filed, and no material claims have been or are being asserted or proposed, against the Company with respect to any taxes. Except as set forth on Schedule 3.1(t) hereto, no Tax Returns of the Company have been audited in the past five years by any taxing authority, no deficiencies or claims have been proposed, assessed or claimed (including interest and penalties) against the Company which have not been paid or accrued, and the Company has not waived or extended any statute of limitations with respect to the assessment of any taxes, which waiver or extension has not yet expired by its terms. There are no suits, actions, proceedings, claims or investigations now pending against the Company with respect to any taxes. Except as set forth on Schedule 3.1(t) to this Agreement, the Company does not have any liability for any taxes of any nature whatsoever other than as shown on the December 31, 1998 Balance Sheet (except for liabilities for taxes accruing after the date of such Balance Sheet in the ordinary course of business). The reserve for accrued but unpaid taxes for the period ended December 31, 1998 includes adequate provision for all taxes which have been assessed or which will be due and payable by the Company for all periods ended on December 31, 1998. The Company is not liable for any taxes for the period ended December 31, 1998 for which it has not made adequate provision on the December 31, 1998 Balance Sheet.

                           (ii) The Company and the Subsidiary have withheld or
collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, Federal income taxes, state, local income and wage taxes, payroll taxes, workers' compensation and unemployment taxes) required to be withheld or collected therefrom for all Pre-Closing Tax Periods and the Company and the Subsidiary have timely paid or accrued and reported the same in respect of its employees, consultants, contractors and other payees to the proper tax receiving offices. The representations and warranties contained
(A) in Section 3.1(t)(i), as they relate to excise and other taxes (exclusive of income taxes) payable by the Company or the Subsidiary with respect to the provision of telephone or other telecommunications services and (B) in this
Section 3.1(t)(ii) are being made only by the Company and not by COTG or the Seller.

                           (iii) The term "taxes" or "tax" as used in this
section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties, or additions attributable thereto.

                  (u) Compliance with Applicable Law. The Company and the Subsidiary have been and are in compliance with all foreign, Federal, state and local laws, statutes, ordinances, rules and regulations, except where the failure to comply would not (i) materially adversely affect the business, assets, operations, earnings or financial condition of the Company and the Subsidiary taken as a whole, or (ii) subject any officer or director of the Company or the Subsidiary to civil or criminal penalties or imprisonment. To the best knowledge of the Company, COTG and Seller, the Company has complied in all material respects with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intrastate and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company and the Subsidiary taken as a whole. Neither the Company nor COTG nor the Seller have received any written notice of violation of any such rule or regulation during the two years prior to the date hereof which could result in any liability of the Company or the Subsidiary for penalties or damages or which could subject the Company or the Subsidiary to any injunction or government writ, order or decree, or any officer or director of the Company or the Subsidiary to criminal prosecution. To the best knowledge of the Company, COTG and the Seller, there are no facts, events or conditions (other than the Company's financial condition) that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, Federal, state, local or foreign governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings or financial condition of the Company, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company taken as a whole. The representations and warranties set forth in this Section 3.1(u), to the extent that they relate to the provision of telephone or other telecommunications services or environmental matters are representations and warranties only by the Company and not by COTG nor the Seller. The representations and warranties contained in this Section 3.1(u) shall not relate to taxes or laws relating to taxes, which are covered solely in Section 3.1(t) of this Agreement.

                  (v) Litigation. Except as set forth on Schedule 3.1(v) hereto, there is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company and the Seller, threatened against the Company or the Subsidiary, seeking damages in excess of Ten Thousand Dollars ($10,000) or seeking injunctive relief against the Company or the Subsidiary. Except as set forth on Schedule 3.1(v) of this Agreement, neither the Company nor the Subsidiary is in default in respect of any judgment, order, writ, injunction or decree of any court or any Federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings or financial condition of the Company and the Subsidiary taken as a whole.

                  (w) Permits. The Company and the Subsidiary hold all permits, licenses, orders and approvals (collectively, "permits") of all Federal, state or local governmental or regulatory authorities, agencies or bodies or any foreign government required for the conduct and operation of the Company's business as currently conducted, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company, COTG and the Subsidiary taken as a whole. All such permits are in full force and effect, and no suspension, termination or revocation of any of the foregoing is, to the best knowledge of the Company and the Seller, threatened. The Company has complied with the rules and regulations of all governmental or other regulatory agencies, authorities, bodies, boards, bureaus, commissions, departments or instrumentalities which regulate, supervise or are in any manner concerned with telecommunications, occupational safety, environmental protection and employment practices relating to the Company's business, except (i) where the failure to do so would not have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company and the Subsidiary taken as a whole, or (ii) for the failure to have obtained, prior to the date of this Agreement, any of the Regulatory Consents or the New York Regulatory Consent as hereinbefore provided. The Company has not received any notice of violation of any of such rules or regulations during the two years prior to the date hereof which would result in any liability of the Company for penalties or damages or which would subject the Company to any injunction or governmental writ, order or decree. The representations and warranties contained in this Section 3.1(w), to the extent that they relate to permits for the provision of telephone or other telecommunications services, are made only by the Company and not by COTG or the Seller.

                  (x) Restrictive Covenants. Neither the Company nor the Subsidiary is a party to any agreement, contract or covenant limiting the freedom of the Company to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America except as disclosed in the Financial Statements or the agreements described in the Schedules to this Agreement; provided, however, that the Company and the Subsidiary are restricted from offering telephone and other telecommunications services in states in which they do not have the required permit.

                  (y) Unlawful Payments. Neither the Company, the Subsidiary, the Seller, nor, to the best knowledge of the Company and the Seller, any executive officer or director of the Company or the Subsidiary has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company or the Subsidiary, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

                  (z) Warranties. Except as required or implied by Federal or state law, the Company has not made or extended any express warranty with respect to the products or services sold, distributed or leased by the Company or the Subsidiary to its clients or customers.

                  (aa) Officers, Directors, Employees and Consultants. Set forth on Schedule 3.1(aa) hereto is a true, correct and complete list of all of the officers, directors, employees and consultants (other than attorneys and accountants) of the Company or the Subsidiary as of the date hereof, including their respective names, titles and salaries. All written employment or consulting agreements between the Company or the Subsidiary and any of the foregoing officers, directors, employees and consultants of the Company in effect as of the date hereof, including summaries of the material terms of each of such agreements, are included on Schedule 3.1(o) to this Agreement.

                  (bb) Loans to or from Affiliates. Set forth on Schedule 3.1(bb) hereto is a true, correct and complete list of all of the outstanding loans extended by the Company or the Subsidiary to any current or former officer, director, employee, consultant or stockholder of the Company or the Subsidiary or any affiliate of any of the foregoing. Also set forth on Schedule 3.1(bb) is a true, correct and complete list of all of the outstanding loans extended to the Company or the Subsidiary by any current or former officer, director, employee, consultant or stockholder of the Company. Such schedule reflects the original principal amount of each loan, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof. Except as set forth on Schedule 3.1(bb), there are no other loans pursuant to which the Company or the Subsidiary is owed or owe money which involve any officer, director, employee, consultant or stockholder of the Company.

                  (cc) Customers and Suppliers. Set forth on Schedule 3.1(cc) hereto is a true, correct and complete list of the customers of the Company and the Subsidiary and the suppliers of the Company and the Subsidiary. Since December 31, 1998, there has not been any material adverse change in the business relationship of the Company with any material customer or supplier (i.e., a customer which accounted for more than five percent (5%) of the Company's consolidated revenues for the year ended December 31, 1998 or a supplier from which the Company and the Subsidiary, in the aggregate, purchased products or services representing more than five percent (5%) of the Company's and the Subsidiary's consolidated cost of revenues for such year), except as set forth on such Schedule. Except as set forth on Schedule 3.1(cc), the Company does not have any customer who accounts or has accounted for more than ten percent (10%) of the Company's revenue or any supplier from whom the Company has purchased more than ten percent (10%) of the products it sells, distributes or leases during the fiscal year ended December 31, 1998.

                  (dd)  Books and Records

                           (i) The books of account and other financial records
of the Company are complete and correct in all material respects, subject to any adjustments which would be necessary in the event that the Company ceased to operate as a going concern.

                           (ii) The minute books of the Company, as previously
made available to the Purchaser and its counsel, contain accurate records of all meetings of the Company's board of directors (including any committees) and its stockholders since the date of the Company's incorporation.

                           (iii) The Company has provided the Purchaser with
access to all books and records referred to in clauses (i) and (ii) above.

                  (ee) Bank Accounts. Set forth on Schedule 3.1(ee) is a true, correct and complete list of the names of each bank, savings and loan, or other financial institution at which the Company or the Subsidiary maintains any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto. Schedule 3.1(ee) includes a true, correct and complete list of each credit or loan facility established and/or maintained by or on behalf of the Company and includes the amounts available to the Company under each such facility, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof.

                  (ff) Agreements with Affiliates. Except as otherwise set forth herein or in the Schedules hereto, the Company is not a party to any written instrument, license, lease or other agreement with any officer, director or stockholder of the Company.

                  (gg) Customer Deposits. All payments or deposits received by the Company for the provision of services not completed as of January 31, 1999 (other than amounts reflected on the December 31, 1998 Balance Sheet as "amount in dispute") are set forth on Schedule 3.1(gg) hereto.

                  (hh) Knowledge. References in this Section 3.1 to "best knowledge of the Company and the Seller" or words of like import shall mean, the actual knowledge of the president, chief executive officer or chief financial officer of the Company or the Seller who was serving in such capacity during the period from January 1, 1998 until the date of this Agreement.

                  (ii) Accuracy of Information Furnished. The representations and warranties set forth in this Section 3.1, taken together with the statements or information contained in the Financial Statements and the Exhibits and Schedules to this Agreement and the documents and certificates delivered pursuant to this Agreement, do not contain any untrue statement of a material fact or, when taken together, omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                  (jj) Materiality Standard. All of the Company's or the Seller's representations and warranties contained in this Section 3.1 shall be subject to the following standard of materiality. The Company and/or the Seller shall not be deemed to be in breach or default of any of such representations and warranties unless the Purchaser sustains damage or loss (net of any tax benefit) resulting from such breach in an amount in excess of Twenty-Five Thousand Dollars ($25,000) in any one instance or Fifty Thousand Dollars ($50,000) in the aggregate.

                  (kk) Effect of Post-Closing Events. Neither COTG nor Seller shall have any liability to Purchaser for any breach of any of the representations or warranties pursuant to this Section 3.1 if such breach results, directly or indirectly, from the operations of the Company or the Subsidiary, or any other event which occurs, subsequent to the date of this Agreement. The Purchaser acknowledges that neither COTG nor Seller has any obligation to provide any funding for the Company subsequent to the Closing and that the Purchaser will provide such funding in accordance with the provisions of Section 4.4(a) hereof.

            3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

                  (a) Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Purchaser. The Purchaser has taken all necessary action required by law and by the Purchaser's memorandum of association and by-laws and has all the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the President of the Purchaser, on its behalf, and assuming that this Agreement is the valid and binding obligation of the Company and the Seller, is the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Bermuda. The Purchaser has the power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser.

                  (c) Non-Contravention; Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the charter documents of the Purchaser; (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Purchaser is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation result, in the aggregate, in liability of the Purchaser in excess of Ten Thousand Dollars ($10,000); (iii) violate or conflict with any other restriction to which the Purchaser is subject or by which any of the property or assets which are material to its business or operations may be bound, the effect of any of which violation or conflict would result, in the aggregate, in liability of the Purchaser in excess of Ten Thousand Dollars ($10,000); or (iv) constitute an event permitting termination of any agreement to which the Purchaser is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse effect on the Purchaser's ability to fulfill its obligations hereunder. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by the Purchaser and consummation by the Purchaser of any of the transactions contemplated hereby.

                  (d) Litigation. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Purchaser, threatened against the Purchaser, seeking damages in excess of Ten Thousand Dollars ($10,000) or seeking injunctive relief against the Purchaser. The Purchaser is not in default in respect of any judgment, order, writ, injunction or decree of any court or any foreign, Federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings or financial condition of the Purchaser.

                  (e) Accuracy of Information Furnished. The representations and warranties set forth in this Section 3.2, taken together with the statements or information contained in the Exhibits to this Agreement and the documents and certificates delivered pursuant to this Agreement, do not contain any untrue statement of a material fact or, when taken together, omit to state a material fact necessary to make the statements contained herein and therein not misleading.

            3.3 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive the Closing until the close of business on the last day of the Warranty Survival Period. The Warranty Survival Period shall mean the period commencing on the Closing Date and ending on the earlier of (a) the second anniversary of the Closing Date (or, in the case of a breach or alleged breach with respect to representations and warranties related to the Company's Federal or state income tax liability, sixty (60) days after the expiration of the applicable statute of limitations) or (b) the date on which the Seller adopts a plan of liquidation pursuant to which its assets will be distributed to its shareholders.

            3.4 Notice and Right to Cure. No party shall be deemed to be in breach or default of its representations, warranties or covenants set forth in Sections 3 or 4 of this Agreement unless the party claiming the breach or default shall have given notice of the alleged breach or default, which notice shall specify in reasonable detail the basis for the claimed breach or default (with a copy of any notice of a breach or default by the Company being given simultaneously to COTG) and the party alleged to be in breach or default shall have failed to cure such breach or default within thirty (30) days from any such notice; provided, however, that if the alleged breach or default cannot be cured within such thirty (30) day period, the party alleged to be in breach or default shall be entitled to an additional reasonable period of time to effect such cure, provided that such party shall have commenced its attempt to cure such claimed breach or default within such thirty (30) day period and shall be diligently prosecuting such cure. No notice with respect to any alleged breach or default of this Agreement shall be valid unless such notice is given prior to 5:30 P.M. New York City time not later than thirty (30) days prior to the last day of the Warranty Survival Period.

            3.5 Effect of Actual Knowledge. Notwithstanding the conduct of any investigation by any party of any other party prior to the Closing, or any party's failure to so investigate, the representations, warranties and agreements of each of the parties hereto shall be operative and effective and shall survive the Closing Date during the Warranty Survival Period. In the event that a party hereto becomes aware or knows prior to the Closing that a representation or warranty made herein by another party hereto is untrue, such party shall express such knowledge by written notice thereof to the party rendering such representation or warranty on or prior to the Closing Date. Notwithstanding the foregoing, with respect to any such breach by the Company or COTG or the Seller of any representation or warranty contained in Section 3.1 hereof, the Purchaser's knowledge of such breach shall not be used as a bar to a claim for indemnification by Purchaser against COTG or the Seller pursuant to
Section 6.1 of this Agreement.

            3.6 Acknowledgment by Purchaser. The representations and warranties by the Company, COTG and the Seller contained in Section 3.1 of this Agreement and in the Exhibits and Schedules hereto constitute the sole and exclusive representations and warranties of the Company, COTG and the Seller to the Purchaser in connection with the transactions contemplated hereby.

                                   ARTICLE IV

                                    COVENANTS

         4.1      Covenants of the Seller and COTG.

                  (a)      Confidential Information.

                           (i)      The parties hereto recognize that a major
need of the Purchaser is to preserve the specialized knowledge, trade secrets, customer lists and confidential information concerning the Company's and the Subsidiary's business. The strength and goodwill of the Purchaser will be derived from the confidential information with respect to the Telephone Service (hereinafter defined) as performed by the Company and the Subsidiary. The disclosure of material non-public information about the Company's and the Subsidiary's products, methods, marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, technical information, trade secrets and client contracts, inventory sources, customer information, employee information and other similar items (collectively, "confidential information") would be detrimental to the Purchaser. COTG and the Seller have had access to, and may have obtained, confidential information. The term "confidential information" shall not include information or material which
(A) COTG or the Seller learn from sources (other than the Company) who are not subject to any confidential obligations; (B) is or becomes generally available to the public or to other companies in the telecommunications industry other than as a result of a disclosure by COTG or the Seller; (C) is developed by COTG or the Seller independent of any confidential information; or (D) is required to be disclosed by law, regulatory or judicial process. Therefore, COTG and the Seller recognize that the Purchaser is relying on the covenant set forth in
Section 4.1(a)(ii) of this Agreement in entering into this Agreement. The term "Telephone Service" shall mean providing local and long-distance telephone services to commercial customers in the United States pursuant to tariffs filed with Federal or state regulatory agencies, to the extent required, and designing and providing data cable installation services for computer systems for commercial customers in the United States.

                           (ii)      During the period commencing on the Closing
Date and for three years thereafter (the "Confidentiality Period"), COTG and the Seller will keep secret and retain in confidence all confidential information in the same manner that COTG and the Seller maintain their own confidential information, and, in that connection, will not use, disclose to others, or publish any confidential information.

                  (b) Referrals. COTG and the Seller agree that, during the Confidentiality Period, they shall refer all written inquiries received by them to the Purchaser with respect to Telephone Service as soon as practical after receiving such inquiries. For those purposes, an inquiry regarding Telephone Service shall mean a request that COTG or the Seller provide the inquiring party with local or long-distance telephone service.

         4.2 Covenants of the Company and the Purchaser. The Company and the purchaser jointly and severally covenant and agree that, unless COTG and the Seller shall otherwise consent in writing, as long as any principal, interest or other obligations are due to (x) COTG with respect to the Secured Promissory Note of the Company and the Subsidiary dated March 18, 1999 in the principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000) payable to COTG (the "COTG Note") pursuant to a Loan Agreement between COTG, the Company and the Subsidiary dated September 18, 1998, as amended (the "COTG Loan Agreement"), (y) to Batei Sefer Limlacha ("BSL") with respect to the 8% Subordinated Note of the Company and the Subsidiary dated September 18, 1998 in the principal amount of Five Hundred Fifty Thousand Dollars ($550,000) payable to BSL (the "BSL Note"), and (z) to Trans Global Services, Inc. ("Trans Global") with respect to the Company's 10% Installment Promissory Note dated September 18, 1998 in the principal amount of $1,216,673 payable to the order of Trans Global, such note being referred to herein as the "Trans Global Note":

                  (a) The covenants set forth in this Section 4.2 shall apply to the Company, the Subsidiary and any entity to which all or substantially all of the Company's or the Subsidiary's assets are transferred (other than a sale of inventory in the ordinary course of business), any such entity being referred to in this Section 4.2 as a "Transferee." The Company, the Subsidiary and the Transferee are referred to collectively as the "Company Parties," and each as a "Company Party." Nothing in this Section 4.2 shall be construed to permit a transfer of the Company's assets which is not otherwise permitted by this Agreement or by the COTG Loan Agreement.

                  (b) Each Company Party will comply in all respects with the covenants and agreements of the Company and the Subsidiary set forth in Article 9 of the COTG Loan Agreement, and be subject to the provisions of Article 10 of the COTG Loan Agreement, with the same force and effect as if such Company Party were included in the definition of a Borrower in the COTG Loan Agreement.

                  (c) Each Company Party shall be subject to the Security Agreement dated September 18, 1998 between the Company, the Subsidiary and COTG (the "COTG Security Agreement"), with the same force and effect as if such Company Party were included in the definition of a Debtor in the COTG Security Agreement.

                  (d) The Transferee shall execute a guarantee of the COTG Note, the BSL Note, and the Trans Global Note in the form of Exhibit 4.2(d) to this Agreement.

                  (e) The Company Parties shall make all payments,  when due, on
(i) the COTG Note, (ii) the BSL Note and (iii) the Trans Global Note.

                  (f) A breach of the provisions of this Section 4.2 shall be an Event of Default under the COTG Loan Agreement.

         4.3      Governmental Filings and Consents.

                  (a) Purchaser hereby acknowledges that, prior to the date of this Agreement, neither the Company nor the Seller has made any application for any Regulatory Consents, including the New York Regulatory Consent. Following the Closing, to the extent requested by the Purchaser, the Company and the Purchaser shall cooperate with one another in filing any necessary applications, reports or other documents with any Federal or state agencies, authorities or other governmental bodies having jurisdiction with respect to the Company's telephone business and in seeking any necessary regulatory approval that may be required by virtue of the sale of the Shares to the Purchaser pursuant to this Agreement, it being understood and agreed that, promptly following the Closing, the Company (and the Purchaser, to the extent requested by Special FCC Counsel) will apply for the New York Regulatory Consent. Neither COTG nor Seller shall have any liability for any failure of the Company to comply with its obligations under this Section 4.3(a).

                  (b) Notwithstanding any provision of this Agreement to the contrary, Purchaser acknowledges that neither the Company nor the Subsidiary is required to obtain any of the Regulatory Consents as a condition to the execution of this Agreement or the Closing pursuant to this Agreement. The parties hereto acknowledge that all of the documents required to be delivered by the parties at the Closing are being held in escrow pursuant to the Escrow Agreement pending only the receipt of the New York Regulatory Consent. Notwithstanding any provision of this Agreement to the contrary, neither COTG nor the Seller shall have any liability to Purchaser or any other person for any Damages, as hereinafter defined, which Purchaser or such other person may sustain or incur, directly or indirectly, as a result of either the execution of this Agreement or the consummation of the sale of the Shares hereunder without obtaining any of the Regulatory Consents.

         4.4    Funding of the Company.

                  (a) From and after the Closing Date, and during the Escrow Term, Purchaser shall provide the Company with all necessary funding for its operations, including all debt service and all payments due under all agreements to which the Company is a party (the "Funding"). The Funding shall be provided to the Company on commercially reasonable terms. In each instance when Purchaser provides Funding, it will provide prior notice thereof to COTG, which notice shall specify the purpose for which such Funding is to be utilized.

                  (b) In the event of, and conditioned upon, the failure of the Company to obtain the New York Regulatory Consent pursuant to Section 2.2 of this Agreement (other than as a result of any action by the Purchaser, the failure of the Purchaser to take any action necessary to obtain such consent, or the failure of the Purchaser to provide Funding for the Company during the Escrow Term), (i) COTG will guarantee the Company's repayment to the Purchaser of the first $50,000 of the Funding pursuant to the Guaranty in the form annexed hereto as Exhibit 4.4(b)(i) to this Agreement (the "COTG Guaranty"), and (ii) the Company will grant Purchaser a security interest (the "Security Interest") in its accounts receivables to secure the repayment to Purchaser by the Company to the extent of the next $125,000 of Funding pursuant to a Security Agreement in the form annexed hereto as Exhibit 4.4(b)(ii) to this Agreement (the "Company Security Agreement"). The Security Interest granted to Purchaser shall be senior to that held by COTG to the extent of such $125,000 and, at such time as the Purchaser shall have received an aggregate of $125,000, pursuant to the Security Agreement or otherwise, in addition to the $50,000 guarantied by COTG, the Company Security Agreement shall automatically terminate and the Purchaser shall be an unsecured creditor of the Company as to any additional Funding. In the event and to the extent that COTG pays any sum to TAL pursuant to the COTG Guaranty, such sum shall constitute an additional advance to the Company under the COTG Loan Agreement.

                  (c) Notwithstanding any provision of this Agreement to the contrary, in the event that the New York Regulatory Consent is obtained in accordance with the provisions of the Escrow Agreement, the Guaranty and the Company Security Agreement will automatically terminate at that time and be of no further force or effect. At such time, Purchaser will return the COTG Guaranty to COTG and deliver to the Company and COTG all such UCC-3 Termination Statements and other documents or instruments requested by COTG to terminate the Security Interest. Neither COTG nor Seller shall have any repayment obligation to Purchaser with respect to any Funding in excess of $175,000. Except as expressly provided in Section 4.4(b) of this Agreement, neither COTG nor Seller shall have any obligation to the Purchaser with respect to any Funding; provided, however, that the absence of any such obligation on the part of COTG or Seller shall not affect the obligations of the Purchaser under Section 4.4(a) hereof to provide Funding for the Company's operations during the Escrow Term.

         4.5 Books and Records. At any time after the transaction contemplated hereby is consummated pursuant to the terms of the Escrow Agreement, the Company shall, upon Purchaser's request, deliver its, and the Subsidiary's, books and records to Purchaser. Neither COTG nor Seller shall have any liability for the Company's failure to comply with the provisions of this Section 4.5.

         4.6 Publicity. COTG and the Purchaser will consult with each other prior to making, releasing or otherwise disseminating any public announcements with respect to the transactions contemplated by this Agreement. Any public announcements permitted hereunder shall be made only at such time and in such manner as COTG and the Purchaser shall mutually agree, except that either COTG or the Purchaser may make such public announcements as it shall deem necessary to comply with Federal or state laws, provided that such announcement is simultaneously delivered to the other parties hereto.

                                    ARTICLE V

                                CLOSING DOCUMENTS

         5.1 Company's Closing Documents. The Company will deliver the following documents to the Purchaser at the Closing:

                  (a) Copies of Resolutions. Certified copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

                  (b) Opinion of Counsel. An opinion of Parker Chapin Flattau & Klimpl, LLP, special counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.1(b). In issuing its opinion, such counsel may rely on certificates of the Company and its officers and directors.

                  (c) Certificate of the President of the Company. A certificate, dated as of the Closing Date, signed by the President of the Company, confirming that the representations and warranties made by the Company as set forth in Section 3.1 of this Agreement are true and correct in all material respects.

                  (d) Certificate of the Secretary of the Company. A certificate signed by the Secretary of the Company with respect to the authority and incumbency of the officers of the Company executing this Agreement and any documents required to be executed or delivered in connection therewith.

                  (e) Good Standing Certificates. Good standing certificates, dated as of the Closing Date, of the Company and the Subsidiary from the respective states of their incorporation.

                  (f) Modification of COTG Note. A copy of an Agreement dated as of March 18, 1999 signed by the Company, the Subsidiary and COTG modifying the COTG Note, which Agreement shall be in the form annexed hereto as Exhibit 5.1(f), such Agreement being referred to herein as the "COTG Note Modification".

                  (g) The BSL Waiver. An instrument of waiver dated March 17, 1999 signed by BSL, which instrument shall be in the form annexed hereto as
Exhibit 5.1(g), such instrument being referred to herein as the "BSL Waiver".

                  (h) Modification of Trans Global Note. An Agreement dated as of the Closing Date, signed by the President of the Company, COTG and Trans Global modifying the Trans Global Note (and all other documents deliverable pursuant to the Trans Global Note Modification), which Agreement shall be in the form annexed hereto as Exhibit 5.1(h), such Agreement (and other documents deliverable pursuant thereto) being referred to herein as the "Trans Global Note Modification".

                  (i) Escrow Agreement. The Escrow Agreement, duly executed by the Company.

                  (j)  Company   Security   Agreement.   The  Company   Security
Agreement, duly executed by the Company, Purchaser and COTG.

                  (k) Other Documents. Such other documents consistent with the provisions of this Agreement as counsel for COTG or the Purchaser may reasonably request.

         5.2 Seller's Closing Documents. The Seller will deliver the following documents to the Purchaser at the Closing.

                  (a) Copies of Resolutions. Certified copies of resolutions duly adopted by the boards of directors of COTG and the Seller authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable COTG and the Seller to comply with the terms of this Agreement.

                  (b) Opinion of Counsel. An opinion of Robert L. Blessey, Esq., special counsel to COTG and the Seller, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.2(b). In issuing his opinion, such counsel may rely on certificates of COTG and the Seller and its officers and directors.

                  (c) Certificate of the President of COTG and the Seller. A certificate, dated as of the Closing Date, and signed by the President of COTG and the Seller, confirming that the representations and warranties made by COTG and the Seller as set forth in Section 3.1 of this Agreement are true and correct in all material respects.

                  (d) Certificate of the Secretary of COTG and the Seller. A certificate signed by the Secretary of COTG and the Seller with respect to the authority and incumbency of the officers of COTG and the Seller executing this Agreement and any documents required to be executed or delivered in connection therewith.

                  (e) Delivery of Stock Certificates. Certificates representing all of the Shares, which certificates shall be properly endorsed in blank or shall be accompanied by a properly executed stock power.

                  (f) COTG Note Modification. The COTG Note Modification duly executed by COTG.

              (g) Escrow Agreement. The Escrow Agreement, duly executed by COTG and Seller.

                  (h) COTG Guaranty. The COTG Guaranty, duly executed by COTG.

                  (i) Other Documents. Such other documents consistent with the provisions of this Agreement as counsel for the Company or the Purchaser may reasonably request.

         5.3 Purchaser's Closing Documents. The Purchaser will deliver the following documents to COTG and the Company at the Closing:

                  (a) Copies of Resolutions. Certified copies of resolutions duly adopted by the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and all other necessary or proper action to enable the Purchaser to comply with the terms of this Agreement.

                  (b) Opinion of Purchaser's Counsel. An opinion of Bermuda counsel to the Purchaser, Conyers Dill & Pearman, dated as of the Closing Date, substantially in the form of Exhibit 5.3(b). In issuing its opinion, such firm may rely on certificates of Purchaser and its officers and directors.

                  (c) Certificate of the President of the Purchaser. A certificate, dated as of the Closing Date, and signed by the President of the Purchaser confirming that the representations and warranties made by the Purchaser as set forth in Section 3.2 of this Agreement are true and correct in all material respects.

                  (d) Certificate of the Secretary of the Purchaser. A certificate signed by the Secretary of the Purchaser with respect to the authority and incumbency of the officers of the Purchaser executing this Agreement and any documents required to be executed or delivered in connection therewith.

                  (e) Purchase Price. The Purchase Price which shall be paid to COTG on behalf of the Seller by wire transfer to a bank account specified by COTG.

                  (f) Escrow Agreement. The Escrow Agreement, duly executed by Purchaser.

                  (g) Modification of Trans Global Note. The Trans Global Note Modification (and all other documents deliverable pursuant thereto), duly executed by the Purchaser and Gemini II, Inc.

                  (h) Purchaser-COTG Guaranty. The Guaranty of Purchaser, duly executed by Purchaser, which Guaranty shall be in the form annexed hereto as
Exhibit 5.3(h).

                  (i) Other Documents. Such other documents consistent with the provisions of this Agreement as counsel for the Company or COTG may reasonably request.

         5.4 Escrow  Delivery.  Notwithstanding  the provisions of Sections 5.1,
5.2 and 5.3 above, the parties will deliver all of the documents set forth in such Sections on the Closing Date to the Escrow Agent under the Escrow Agreement (except for the Escrow Agreement). Such deliveries shall include the payment to the Escrow Agent under the Escrow Agreement of the Purchase Price.

                                   ARTICLE VI

                           INDEMNIFICATION AND CLAIMS

         6.1 Indemnification by the Company, COTG and the Seller. Subject to the provisions of Sections 3.3 and 3.4 hereof, the Company, COTG and the Seller hereby agree, jointly and severally, to indemnify and hold the Purchaser harmless against and in respect of all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Purchaser (all such amounts may hereinafter be referred to as the "Damages") arising out of (a) any uncured misrepresentation or breach of any material representation or warranty made by the Company, COTG or the Seller pursuant to Section 3.1 of this Agreement or in any certificate or other document furnished by the Company, COTG or the Seller pursuant to this Agreement; and (b) the nonperformance or breach of any covenant, agreement or obligation of COTG or the Seller contained in Section 4.1 of this Agreement which has not been waived by the Purchaser. Neither COTG nor the Seller shall have any right to seek contribution from the Company in the event that they are, or either of them is, required to make any payments to Purchaser hereunder. Notwithstanding the foregoing, neither COTG nor the Seller shall be liable for any Damages sustained by the Purchaser which result from an intentional or willful act or omission of the Company or the Subsidiary or from the failure or refusal of the Company to make a good faith, timely effort to cure any such breach which cannot be cured by COTG or the Seller.

         6.2 Indemnification by the Purchaser. The Purchaser hereby agrees to indemnify and hold COTG, the Seller and the Company harmless against and in respect of all Damages arising out of (a) any uncured misrepresentation or breach of any material representation or warranty made by the Purchaser pursuant to Section 3.2 of this Agreement or in any certificate or other document furnished by the Purchaser to the Company, COTG or the Seller pursuant to this Agreement; and (b) the non-performance or breach of any covenant, agreement or obligation of the Purchaser contained in Section 4.2 of this Agreement which has not been waived by the Seller.

         6.3 COTG's and Seller's Maximum Liability. Notwithstanding any provision of this Agreement to the contrary, the liability of COTG and Seller for any Damages or any other amounts payable to Purchaser under this Article VI shall not exceed $850,000.

         6.4 Effect of Recovery from a Third Party. In any case where any party (an "Indemnifying Party") has indemnified any other party (an "Indemnified Party") for any Damages pursuant to this Article VI, and the Indemnified Party recovers from any third party all or any part of the amount so indemnified, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered.

         6.5 Procedure for Claims by Third Parties. Promptly upon the receipt by an Indemnified Party under Section 6.1 or 6.2 of this Agreement, of notice of the commencement of any action for which indemnification is to be sought pursuant to said Sections 6.1 or 6.2, such Indemnified Party shall promptly notify the Indemnifying Party in writing of the commencement thereof; provided that, the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability with respect thereto only to the extent that the Indemnifying Party is prejudiced as a result thereof (unless such Indemnifying Party has otherwise received actual notice of such action at least thirty (30) days before any answer or response is required by the Indemnifying Party in its defense of such action). If any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof; provided that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and either
(a) the Indemnifying Party agrees, or (b) representation of both the Indemnifying Party and the Indemnified Party by the same counsel is, in the opinion of counsel to the Indemnifying Party, inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the Indemnified Party shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The Indemnifying Party will not be liable to such Indemnified Party under this
Article VI for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed counsel in connection with the assumption of its defense of such action in accordance with the provisions of the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel approved by all Indemnified Parties in each jurisdiction), (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after receipt of notice of the commencement of the action, or (iii) the Indemnifying Party has authorized, in writing, the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. In no event shall an Indemnifying Party be liable under this Article VI for any settlement of any claim or action against an Indemnified Party, which settlement is effected by the Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         6.6 Procedure for Other Claims.  Claims for indemnity  pursuant to this
Article VI, other than those covered by Section 6.5 of this Agreement, shall be promptly submitted by notice, in writing. Such notice shall specify in reasonable detail the basis for such claim. In the event that the Indemnifying Party disputes the validity of the indemnity claim, such party shall give notice to the Indemnified Party within fifteen (15) business days after the date of receipt of any such notice of a claim for indemnity, and if such notice is not given prior to the expiration of such fifteen (15) business day period, the indemnity claim shall be deemed to be accepted and the Indemnifying Party shall promptly make the payment set forth in any such claim. If the parties are not able to resolve any dispute with respect to any such indemnity claim within thirty (30) days after the date of the notice disputing the validity of the indemnity claim, or such longer period as they may agree upon, the matter shall be submitted to binding arbitration in New York City under the rules then obtaining of the American Arbitration Association. The decision of the arbitrator(s) shall be final, binding and conclusive on all parties and may be entered in any court having jurisdiction. The arbitrator(s) shall have no power or authority to modify or amend any provisions of this Agreement. The arbitrator(s) may, in his or their discretion, award costs and fees.

         6.7 Right of Offset. In the event that an Indemnifying Party may be required to pay monies in indemnification to any Indemnified Party pursuant to Sections 6.1 or 6.2 of this Agreement, such Indemnified Party shall have the right to offset any amounts which are owed to it in indemnification by the Indemnifying Party against any amounts which are payable by such Indemnified Party to the Indemnifying Party; provided however, that nothing set forth in this Section 6.7 shall relieve the Indemnified Party of its obligations to make payments (subject to reduction for any such offsets as provided herein) under this Agreement when due.

         6.8 Exclusive Remedy. No party shall have the right to assert any claim against any other party arising out of or based upon any claim of a breach of any representation, warranty, covenant or agreement contained in this Agreement, except as expressly provided and otherwise pursuant to the provisions of this
Article VI; provided that this Section 6.8 shall not affect the rights of the Purchaser, COTG and the Seller with respect to the covenants set forth in Sections 4.1 and 4.2 hereof.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Fees and Expenses. COTG, the Seller, the Company and the Purchaser shall pay all of their own costs and expenses incident to the negotiation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         7.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

         7.3 Assignment. Neither the Company, COTG, the Seller nor the Purchaser shall have the right to assign any of their respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that the Purchaser may assign all or any portion of its respective rights hereunder without the prior written consent of the Company or the Seller to any affiliate (as such term is defined in the rules of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) of the Purchaser (including any wholly-owned subsidiary of the Purchaser) or as collateral to any lender, bank or other financial institution providing financing to the Purchaser in connection with the consummation of the transactions contemplated hereby and the Company, COTG and the Seller shall execute such documents as are necessary in order to effectuate any such assignment; provided, however, that any such assignment by the Purchaser shall be subject to COTG and the Seller receiving prior notice of any such assignment and receiving from any such assignee as a condition thereof, a written instrument, in form and substance satisfactory to Seller, pursuant to which such assignee agrees to be bound and otherwise abide by the terms and provisions of this Agreement.

         7.4 Burden and Benefit. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by the Company, COTG or the Seller of any of their respective obligations hereunder, the sole and exclusive recourse and remedy of the Purchaser shall be against the Company, COTG and the Seller, as the case may be, and the Company's, COTG's or the Seller's assets. In the event of a default by the Purchaser of any of its obligations hereunder, the sole and exclusive recourse and remedy of COTG, the Seller and the Company shall be against the Purchaser and its assets; under no circumstances shall any officer, director, stockholder or affiliate of COTG, the Purchaser be liable in law or equity for any obligations of the Purchaser hereunder; under no circumstance shall any officer, director, stockholder or affiliate of the Seller or the Company be liable in law or at equity for any obligations of COTG, the Seller or the Company hereunder.

         7.5 Brokers. The Company, COTG and the Seller represent and warrant to the Purchaser that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company, COTG or the Seller in connection with this Agreement or any of the transactions contemplated hereby. The Purchaser represents and warrants to the Company, COTG and the Seller that no broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

         7.6 Entire Agreement. This Agreement and the Exhibits, Schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

         7.7 Disclosure Generally. If and to the extent any information required to be furnished in any Schedule is contained in this Agreement or in any other Schedule to this Agreement, such information shall be deemed to be included in all Schedules in which the information is required to be included. The inclusion of any information in any Schedule attached hereto shall not be deemed to be an admission or acknowledgment by the Company, COTG or the Seller, in and of itself, that such information is material to or outside the ordinary course of the business of the Company.

         7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard, however, to such jurisdiction's principles of conflicts of laws.

         7.9 Notices. All notices, consents, authorizations, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, or delivered by recognized overnight courier service which provides evidence of receipt, or sent by facsimile if either receipt is confirmed or transmission is confirmed by mail as provided in this Section 7.9, addressed to the parties hereto as follows (or to such other addresses as any of the parties hereto shall specify by notice given in accordance with this provision):

         If to the Company,
         to it at:                          Arc Networks, Inc.
                                            1770 Motor Parkway
                                            Hauppauge, New York 11788
                                            Attn: Peter F. Parrinello, President
                                            Facsimile (516) 582-1240

         with a copy to:                    Parker Chapin Flattau & Klimpl, LLP
                                            1211 Avenue of the Americas
                                            New York, New York 10036
                                            Attn: Michael J. Shef, Esq.
                                            Facsimile: (212) 704-6288

         If to COTG or Seller,
         to them at:                        Consolidated Technology Group Ltd.
                                            160 Broadway; Suite 901
                                            New York, New York 10038
                                            Attn: Mr. Seymour Richter, President
                                            Facsimile: (212) 233-5023

                                                      and

                                            Consolidated Technology Group Ltd.
                                            2424 North Federal Highway
                                            Suite 110
                                            Boca Raton, Florida 33431
                                            Attn: George W. Mahoney
                                            Chief Financial Officer
                                            Facsimile: (561) 347-5352

         with a copy to:                    Robert L. Blessey, Esq.
                                            51 Lyon Ridge Road
                                            Katonah, New York 10536
                                            Facsimile: (914) 232-0647


         If to the Purchaser,
         to it at:                          Technology Acquisitions, Ltd.
                                            c/o Benchmark Equity Group, Inc.
                                            700 Gemini Street
                                            Houston, Texas 77058
                                            Attn: Mr. Christopher H. Efird
                                            Facsimile: (281) 488-5353

         with a copy to:                    DeMartino Finkelstein Rosen & Virga
                                            1818 N Street, N.W., Suite 400
                                            Washington, D.C. 20036
                                            Attn: Ralph V. DeMartino, Esq.
                                            Facsimile: (202) 659-1290

         Any party may, by like notice, change the address, person or facsimile number to which notice shall be sent. Except as otherwise provided in this Agreement, all such notices, consents, authorizations, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the fifth business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

         7.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

         7.11 Rights Cumulative. Except as expressly provided in Sections 6.8 and 7.14 of this Agreement, all rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any right given to any party hereunder or to insist upon strict compliance by any other party hereto of any provision of this Agreement shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

         7.12 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         7.13 Headings. The headings set forth in the Articles and Sections of this Agreement and in the Exhibits and the Schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

         7.14 Remedies. It is acknowledged that Sections 4.1(a) and (b) are of a unique nature and of extraordinary value and of such a character that a breach thereof by COTG or the Seller may result in irreparable damage and injury to the Purchaser for which the Purchaser may not have any adequate remedy at law. Therefore, the Purchaser shall be entitled to seek a decree of specific performance against COTG or the Seller therefor, or such other relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with this Agreement. The remedies provided by this Section 7.14 are non-exclusive and the pursuit of such remedies shall not in any way limit any other remedy available to the Purchaser with respect to such provisions of this Agreement, including, without limitation, any remedy available at law or equity with respect to any anticipatory or threatened breach of any of such provisions.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

         ATTEST:                                     ARC NETWORKS, INC.


         ____________________                        By:
         Secretary

         --------------------                        --------------------
         Print Name                                  Print Name and Title


                       [SIGNATURES CONTINUE ON NEXT PAGE]

         ATTEST:                                     SIS CAPITAL CORP.


         ____________________                        By:
         Secretary

         --------------------                        --------------------
         Print Name                                  Print Name and Title


         ATTEST:                            CONSOLIDATED TECHNOLOGY GROUP LTD.


         ____________________               By:
         Secretary

         --------------------                  --------------------
         Print Name                            Print Name and Title


         ATTEST:                            TECHNOLOGY ACQUISITIONS, LTD.


         ____________________               By:
         Secretary

         --------------------                  --------------------
         Print Name                            Print Name and Title

Exhibit 2.2(a) of Stock Purchase Agreement


                                ESCROW AGREEMENT

         ESCROW AGREEMENT dated as of March , 1999 among Arc Networks, Inc., a Delaware corporation ("Arc"), Consolidated Technology Group Ltd., a New York corporation ("CTG"), SIS Capital Corp., a Delaware corporation ("SISC"), Technology Acquisitions, Ltd., a Bermuda corporation ("TA"), (Arc, CTG, SISC and TA individually, a "Transaction Party" and collectively, the "Transaction Parties"), Trans Global Services, Inc., a Delaware corporation ("Trans Global"), and Parker Chapin Flattau & Klimpl, LLP, as Escrow Agent (the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, the Transaction Parties have executed a Stock Purchase Agreement of even date (the "Purchase Agreement"); and

         WHEREAS, all conditions to the closing of the transaction contemplated by the Purchase Agreement have been satisfied or waived, and such transaction has closed; and

         WHEREAS, the closing under the Purchase Agreement has been completed, subject only to the Company obtaining the New York Regulatory Consent (as defined therein), prior to September 30, 1999; and

         WHEREAS, the Transaction Parties and Trans Global have delivered to the Escrow Agent on the date hereof the documents listed on Exhibit A hereto (the "Documents") and the Escrow Fund, as hereinafter defined, and the Escrow Agent has agreed to so hold the Documents and the Escrow Fund, upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. (a) The Escrow Agent acknowledges receipt of the Documents, and shall hold the Documents on and subject to the terms and conditions of this Agreement.

                  (b) The  Escrow  Agent  acknowledges   receipt  of  $850,000,
representing the Purchase Price, as defined in the Purchase Agreement, which funds, together with accrued interest thereon, are referred to as the AEscrow Fund.@

                  (c) The Escrow Agent shall hold the Escrow Fund in a separate interest-bearing escrow account on and subject to the terms and conditions of this Agreement. The interest shall be payable at the time and to the person to whom the Escrow Fund are paid. SISC represents and warrants to the Escrow Agent that the taxpayer identification number set forth on the signature page of this Agreement is its correct taxpayer identification number and that SISC is not subject to backup withholding.

         2. The Escrow Agent shall deliver the Documents and the Escrow Fund as follows:

                  (a) If the Escrow Agent shall receive a joint written notice (the "Distribution Notice") from CTG and TA (each a "Notice Party" and together the "Notice Parties") in the form of Exhibit B to this Agreement, the Escrow Agent shall, within two (2) business days after its receipt of such Distribution Notice, distribute the Documents and disburse the Escrow Fund as provided in
Section 4 of this Agreement. The Documents and the Escrow Fund are collectively referred to as the "Escrow Property."

                  (b) If the Escrow Agent shall receive the Distribution Notice from one, but not both, of the Notice Parties, the Escrow Agent shall, within five (5) business days after the Escrow Agent=s receipt of the Distribution Notice, send a copy of the Distribution Notice to the other Notice Party. If the Escrow Agent does not receive any conflicting written instructions from the other Notice Party prior to 5:30 P.M., New York City time, on the tenth (10th) business day following the date such notice is given, the Escrow Agent shall, not later than the second business day thereafter, deliver the Escrow Property in accordance with Section 4 of this Agreement.

                  (c) If the Escrow Agent shall receive a joint written notice (the "Termination Notice") from both of the Notice Parties in the form of Exhibit C to this Agreement, the Escrow Agent shall, within two (2) business days after its receipt of such Termination Notice, dispose of the Escrow Property as provided in Section 5 of this Agreement.

                  (d) If the Escrow Agent shall receive the Termination Notice from one, but not both, of the Notice Parties, the Escrow Agent shall, within five (5) business days after the Escrow Agent=s receipt of the Termination Notice, send a copy of the Termination Notice to the other Notice Party. If the Escrow Agent does not receive any conflicting instructions from the other Notice Party prior to 5:30 P.M., New York City time, on the tenth (10th) business day following the date such notice is given, the Escrow Agent shall, not later than the second business day thereafter, deliver the Escrow Property in accordance with Section 5 of this Agreement.

                  (e) If, by September 30, 1999, the Escrow Agent shall not have received either (x) a Distribution Notice given by both Notice Parties or by one Notice Party and not disputed by the other Notice Party or (y) a Termination Notice given by both Notice Parties or by one Notice Party and not disputed by the other Notice Party, then on October 1, 1999, the Escrow Agent shall deliver the Escrow Property in accordance with Section 5 of this Agreement.

         3. If the Escrow Agent shall receive conflicting instructions from the Notice Parties as to the delivery of the Escrow Property or in the event that the Escrow Agent shall be uncertain as to its obligations with respect to the Escrow Property, the Escrow Agent shall have no obligation other than to retain possession of the Escrow Property until the Escrow Agent shall have received joint written instructions from the Notice Parties as to the disposition of the Escrow Property or an order from a court of competent jurisdiction final beyond any right of review. In addition, the Escrow Agent may, on ten (10) days= written notice to the Transaction Parties and Trans Global, deposit the Escrow Property into court, there to abide a decision of the court.

         4. If the Escrow Property is to be distributed in accordance with Sections 2(a) or 2(b) of this Agreement, the Escrow Agent shall distribute the Documents and Escrow Fund as follows:

                  (a) The Documents in the envelope marked "COTG" shall be delivered to CTG.

                  (b) The Documents in the envelope marked "TAL" shall be delivered to TA.

                  (c) The Documents in the envelope marked "Trans Global" shall be delivered to Trans Global.

                  (d) The Escrow Fund shall be transferred by wire transfer to such account as may be designated in writing by CTG.

         5. If the Escrow Property is to be distributed in accordance with the Sections 2(c), 2(d) or 2(e) of this Agreement, the Escrow Agent shall distribute the Documents and Escrow Fund as follows:

                  (a) The Documents in the envelope marked "COTG" shall be delivered to TA.

                  (b) The Documents in the envelope marked "TAL" shall be delivered to CTG.

                  (c) The Documents in the envelope marked "Trans Global" shall be delivered to CTG.

                  (d) The Escrow Fund shall be transferred by wire transfer to such account as may be designated in writing by TA, provided that prior to any such transfer of the Escrow Fund, TA shall have provided the Escrow Agent with the information required by either a IRS Form W-8 or W-9, whichever shall be applicable.

         6. All Documents to be delivered pursuant to Section 4 or 5 shall be delivered to the counsel for the respective parties listed in Section 14 of this Agreement, at their addresses set forth in said Section 14, by messenger against receipt thereof if delivery is in New York City, or on a Afirst AM next day delivery@ basis by an overnight courier service which provides evidence of delivery if delivery is outside of New York City.

         7. The Transaction Parties agree to do such further acts and execute and deliver such agreements and documents from time to time as reasonably requested by the Escrow Agent in connection with the administration, maintenance, enforcement or adjudication of this Agreement in order to give the Escrow Agent confirmation and assurance of the Escrow Agent=s rights, powers, remedies and interests under this Agreement and applicable law and to otherwise effectuate the purpose and intent of this Agreement, all in form and substance reasonably acceptable to the Escrow Agent.

         8. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to the escrow provided for herein, the Escrow Agent may refuse to comply with any such claim or demand so long as such disagreement shall continue. In doing so, the Escrow Agent shall not be or become liable for any damages, losses, costs, or expenses to any person for its failure to comply with such conflicting or adverse demands. The Escrow Agent may continue to so refrain and refuse to so act unless and until such claims or demands shall have been finally determined by a court of competent jurisdiction which is not subject to further review or appeal, or shall have been settled by written agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a written notice signed by such parties. The Escrow Agent may also elect, on ten (10) days= written notice to the Transaction Parties and Trans Global, to commence an interpleader or action for declaratory judgment for the purpose of having the rights of the claimants adjudicated, and may deposit with the court all Documents and Escrow Fund, in which event the Escrow Agent shall be relieved of further duties and obligations under this Agreement. Each of the Notice Parties shall pay one-half of all out-of-pocket costs, expenses and reasonable attorneys= fees and expenses reasonably incurred by the Escrow Agent in seeking any such judgment.

         9. The Transaction Parties, Trans Global and the Escrow Agent hereby consent to the personal jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York in connection with this Agreement and the transactions contemplated hereby. The Transaction Parties, Trans Global and the Escrow Agent hereby waive personal service of any summons, complaint or other legal process, and agree that the same may be delivered by any of the means permitted for notices under Section 14 hereof, other than by telecopier, in addition to any other method of service provided by law. Each of the Transaction Parties and Trans Global waives trial by jury.

         10. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, document or other communication (including by facsimile) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto) and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof, except for its gross negligence or wilful misconduct. The Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to the Transaction Parties. No term or provision of this Agreement shall be considered to have created any principal-agent, trust, joint venture, partnership or other arrangement with the Transaction Parties except as set forth in the immediately preceding sentence. The Escrow Agent shall have no responsibility for determining or ascertaining the completeness or accuracy of the matters stated in any notice or communication, whether or not addressed or delivered to it. The Escrow Agent shall have no duties or responsibilities except as expressly provided in this Agreement and shall neither be obligated to recognize, nor have any liability or responsibility arising under, nor duty to inquire into the terms and provisions of, any other agreement (including, without limitation, the Purchase Agreement) to which the Escrow Agent is not a party, even though reference thereto may be made herein. The Transaction Parties and Trans Global acknowledge that the Escrow Agent has acted and continues to act as legal counsel to Arc and acknowledge and agree that the Escrow Agent may continue to do so at the same time as acting as Escrow Agent hereunder.

         11. The respective parties hereto agree to indemnify, reimburse and hold harmless the Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and reasonable fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related to this Agreement, except as are occasioned by any of the foregoing indemnified parties= own acts or omissions which constitute gross negligence or willful misconduct.

         12. The Escrow Agent may, at any time, resign as Escrow Agent under this Agreement by providing written notice thereof to the Transaction Parties and Trans Global. In such event, the Escrow Agent shall deposit the Documents and the Escrow Fund with a successor escrow agent to be appointed by CTG and TA and reasonably acceptable to the Arc and Trans Global within thirty (30) days following their receipt of notice of resignation from the Escrow Agent. If CTG and TA do not designate a successor escrow agent reasonably acceptable to Arc and Trans Global pursuant to this Section 12 within thirty (30) days from the date of receipt of the Escrow Agent=s notice of resignation, the Escrow Agent may, on ten (10) days= written notice to the Transaction Parties and Trans Global, commence an interpleader action as provided in Section 8 of this Agreement.

         13. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties and agreements of the Transaction Parties hereunder shall inure to the benefit of any successor escrow agent hereunder; provided, that no Transaction Party hereto may assign any of its rights or obligations hereunder without the consent of all other Transaction Parties hereto or permit the Escrow Agent to assign any of its duties or obligations hereunder except as provided herein. The consent of the other parties to this Agreement shall not be required with respect to an assignment of any party=s rights or obligations under this Agreement as a result of the merger or consolidation of such party with or into any other corporation or entity or the sale by such party of all or substantially all of its business and assets.

         14. Each notice or other communication required or permitted by this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 14. Notices shall be deemed to have been received on the date of personal delivery or telecopy or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the fifth
(5th) business day after the date of mailing, except that notice of change in the person, address or facsimile number shall be effective on actual receipt. Notices shall be addressed to the party for whom intended at his or its address set forth below or to the attention of such other person or such other address or facsimile number as a party shall have designated by notice in writing to the other parties given in the manner provided by this Section 14:

                  if to Arc, to:

                  Arc Networks, Inc.
                  1770 Motor Parkway
                  Hauppauge, New York 11788
                  Facsimile:  (516) 582-1240
                  Attn: Peter F. Parrinello, President

                  with a copy to:

                  Parker Chapin Flattau & Klimpl, LLP
                  1211 Avenue of the Americas
                  New York, New York 10036
                  Facsimile:  (212) 704-6288
                  Attention:  Edward R. Mandell, Esq.

                  if to CTG or SISC, to:

                  Consolidated Technology Group Ltd.
                  160 Broadway, Suite 901
                  New York, New York 10038
                  Facsimile:  (212) 233-5023
                  Attn: Mr. Seymour Richter, President

                               and

                  Consolidated Technology Group Ltd.
                  2424 North Federal Highway
                  Suite 110
                  Boca Raton, Florida 33431
                  Facsimile:  (561) 347-5352
                  Attn: George W. Mahoney, Chief Financial Officer

                  with a copy to:

                  Robert L. Blessey, Esq.
                  51 Lyon Ridge Road
                  Katonah, NY 10536
                  Facsimile:  (914) 232-0647

                  If to TA, to:

                  Technology Acquisitions, Ltd.
                  c/o Benchmark Equity Group, Inc.
                  700 Gemini
                  Houston, TX 77058
                  Facsimile: (281) 488-5353
                  Attn: Mr. Christopher H. Efird

                  with a copy to:

                  De Martino Finkelstein Rosen & Virga
                  1818 N Street, N.W., Suite 400
                  Washington, D.C.  20036
                  Facsimile:  (202) 659-1290
                  Attn: Ralph V. De Martino, Esq.

                  if to Trans Global to:

                  Trans Global Services, Inc.
                  1393 Veterans Memorial Highway
                  Hauppauge, New York 11788
                  Facsimile: (516) 724-0039
                  Attn: Joseph G. Sicinski, President and CEO

                  with a copy to:

                  Esanu Katsky Korins & Siger, LLP
                  605 Third Avenue
                  New York, New York 10159
                  Facsimile: (212) 953-6899
                  Attn: Asher S. Levitsky P.C.

                  if to the Escrow Agent, to:

                  Parker Chapin Flattau & Klimpl, LLP
                  1211 Avenue of the Americas
                  New York, New York 10036
                  Facsimile:  (212) 704-6288
                  Attention:  Michael J. Shef, Esq.

         15. No amendment or supplement or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of parties hereto (in the case of an amendment or supplement) or by the waiving party (in the case of a waiver).

         16. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts or choice of laws.

         17. This Agreement sets forth the entire agreement of the parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

         18. If any term or provision of this Agreement shall be held to be illegal, invalid or unenforceable under applicable law, it shall not affect the continued legality, validity and enforceability of each remaining term and provision hereof, each of which shall continue in full force and effect.

         19. This Agreement shall not become effective and binding upon any of the parties hereto unless and until it is duly executed by each of the parties set forth below.

         20. Except as provided in Section 8 of this Agreement, each party shall bear its own costs and expenses incurred in connection with this Agreement and the matters set forth herein.

         21. Each party acknowledges that it has conferred with legal counsel and other advisors of its choice regarding its decision to execute this Agreement and the subject matter hereof. Each party further agrees and acknowledges that this Agreement has been negotiated to its full satisfaction and that the terms and conditions shall not be interpreted against the party whose legal counsel drafted such agreement or document.

         22. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Escrow Agreement, effective as of the day and year first-above written.

                               ARC NETWORKS, INC.


                                     By: ____________________________________
                                         Name: Peter F. Parrinello
                                         Title:  President and CEO

                                         CONSOLIDATED TECHNOLOGY GROUP LTD.


                                     By: ____________________________________
                                         Name: Seymour Richter
                                         Title: President and CEO

                               SIS CAPITAL CORP.
Tax ID No.:

                                     By: ____________________________________
                                         Name: Seymour Richter
                                         Title: President and CEO

                               TECHNOLOGIES ACQUISITIONS, LC


                                     By: ____________________________________
                                         Name:
                                         Title:


                               TRANS GLOBAL SERVICES, INC.


                                     By: ____________________________________
                                         Name: Joseph G. Sicinski
                                         Title: President and CEO

ESCROW AGENT:

PARKER CHAPIN FLATTAU & KLIMPL, LLP


By: _____________________________________
    Name:  Michael J. Shef
    Title:    Partner

                                    EXHIBIT A

                                    Documents

         The following documents are included in the envelopes set forth below. All section references relate to the Purchase Agreement, and all documents are executed as set forth in Article V of the Purchase Agreement.

1. Envelope marked "COTG":

   (a)  Certified resolutions of TA (Section 5.3(a)).
   (b)  Opinion of Conyers Dill & Pearman (Section 5.3(b)).
   (c)  Certificate of the President of TA (Section 5.3(c)).
   (d)  Certificate of the Secretary of TA  (Section 5.3(d)).

2. Envelope marked "TAL":

   (a)  Certified resolutions of Arc (Section 5.1(a)).
   (b)  Opinion of Parker Chapin Flattau & Klimpl, LLP (Section 5.1(b)).
   (c)  Certificate of the President of Arc (Section 5.1(c)).
   (d)  Certificate of the Secretary of Arc  (Section 5.1(d)).
   (e) Good standing certificates for Arc and A.R.C. Networks, Inc. (Section 5.1(e)).
   (f)  The COTG Note Modification (Sections 5.1(f) and 5.2(f)).
   (g)  The BSL Note Modification (Section 5.1(g)).
   (h)  The Company Security Agreement (Section 5.1(j)).
   (i)  Certified resolutions of COTG and SISC (Section 5.2(a)).
   (j)  Opinion of Robert L. Blessey, Esq. (Section 5.2(b)).
   (k)  Certificate of the President of COTG and SISC (Section 5.2(c)).
   (l)  Certificate of the Secretary of COTG and SISC (Section 5.2(d)).
   (m) Stock certificates for the Shares, with stock power attached (Section 5.2(e).
   (n)  COTG Guaranty (Section 5.2(h).

3. Envelope marked "Trans Global"

   (a)      The  Trans  Global  Note   Modification   and  any   documents
             deliverable pursuant thereto (Sections 5.1(h) and 5.3(g)).

                                    EXHIBIT B


                   Form of Distribution Notice to Escrow Agent

Michael J. Shef, Esq.
Parker Chapin Flattau & Klimpl, LLP
1211 Avenue of the Americas
New York, New York 10036

Re: Arc Networks, Inc. Escrow Account

Dear Mr. Shef:

         Notice is hereby given that the New York Regulatory Consent, as defined in that certain Stock Purchase Agreement, dated March , 1999, by and among Arc Networks, Inc., Consolidated Technology Group Ltd., SIS Capital Corp. and Technology Acquisitions, Ltd. has been obtained.

                                                    Very truly yours,

                                    EXHIBIT C

                   Form of Termination Notice to Escrow Agent


Michael J. Shef, Esq.
Parker Chapin Flattau & Klimpl, LLP
1211 Avenue of the Americas
New York, New York 10036

Re: Arc Networks, Inc. Escrow Account

Dear Mr. Shef:

         Notice is hereby given that the New York Regulatory Consent, as defined in that certain Stock Purchase Agreement (the "Purchase Agreement"), dated March , 1999, by and among Arc Networks, Inc., Consolidated Technology Group Ltd., SIS Capital Corp. and Technology Acquisitions, Ltd. has not been obtained as required by the Purchase Agreement, and, as a result, the Purchase Agreement has been terminated.

                                                          Very truly yours,

Exhibit 4.2(d) of the Stock Purchase Agreement


                     FORM OF GUARANTY OF COTG NOTE, BSL NOTE
                              AND TRANS GLOBAL NOTE


         Reference is made to that certain _______________ by and between _____________________ [insert title of COTG Note, BSL Note or Trans Global Note] (the "__________ Agreement"), the terms of which are incorporated herein by reference thereto.

         For valuable consideration, which is hereby acknowledged, _____________________, a _____________ with offices at ______________________,
______________ (the "Guarantor"), hereby unconditionally and irrevocably guarantees the full and prompt payment to ________ of the indebtedness and all other sums due under the _____________ Agreement (the "Obligations"), as and when due, as provided therein. The aforesaid Guaranty is a guaranty of both payment and collection.

         The liability of the Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the pursuance by _____________ of the rights and remedies it may have, at law or in equity, against ___________, or any other party, whether under the ________ Agreement, or otherwise. The Guarantor hereby waives notice of non-payment, non-performance or proof of notice or demand.

         The obligation of the Guarantor hereunder shall not be impaired, diminished or discharged, in whole or in part, by any extension of time granted to ____________ by ______________, by any course of dealing between Guarantor and _____________, by the release of any guarantor or other obligor of any collateral, or by any other act, omission, event or circumstance which might operate to discharge a guarantor in whole or in part or which might operate as a defense, in whole or in part, to any obligation of a guarantor or which might invalidate, in whole or in part, a guaranty.

         Guarantor acknowledges and agrees that nothing shall discharge, satisfy or release the obligations created under this Guaranty, except for payment in full or satisfaction of the Obligations. The Obligations shall not be considered fully paid unless and until all payments by ____________ or Guarantor (or any other party who or which is now or may hereafter be liable for the Obligations) to _____________ of the Obligations are no longer subject to any right on the part of any person whomsoever, including, without limitation, any trustee in bankruptcy, to set aside such payments, or to seek to recoup the amount of such payments, or any part thereof. The foregoing shall include, by way of example and not by limitation, all rights to recover preferences voidable under the United States Bankruptcy Code.

         In the event that _____________ commences any action or proceeding against the Guarantor under this Guaranty or otherwise engages counsel in order to enforce its rights under this Guaranty, the Guarantor shall be liable for all costs and expenses incurred by ____________ in connection therewith, including, without limitation, all of __________'s reasonable attorneys' fees and all out-of-pocket expenses of such attorneys.

         Guarantor hereby represents to ___________ that (i) the execution, delivery and performance of this Guaranty has been duly authorized and approved by all required corporate action of Guarantor, and (ii) this Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to principles of conflicts of law. The Guarantor consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York in the County of New York in any action or proceeding relating to or arising out of this Guaranty and waives any claim that any of such forums is not a convenient forum. IN ANY SUCH ACTION, THE GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY.

         This Guaranty cannot be amended, modified or waived except with the written consent of _____________.

         This Guaranty shall be binding upon Guarantor and its successors and assigns and inure to the benefit of ____________ and its successors and assigns. This Guaranty shall not be assignable by Guarantor without ___________'s written consent.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty this ____ day of __________, 1999.

                                         GUARANTOR:


                                                    By:------------------

                                                       --------------------
                                                       Print Name and Title

Exhibit 4.4(b)(i) of the Stock Purchase Agreement


                              FORM OF COTG GUARANTY


         Reference is made to that certain Stock Purchase Agreement among Arc Networks, Inc. ("Arc"), SIS Capital Corp., Consolidated Technology Group Ltd. ("Guarantor"), and Technology Acquisitions, Ltd. ("TAL") dated March 23, 1999 (the "Purchase Agreement") and the related Escrow Agreement provided for thereunder (the "Escrow Agreement"), the terms of which are incorporated herein by reference thereto.

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to the provisions of Section 4.4(b) of the Purchase Agreement, the Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment to TAL of the first $50,000 of funding provided by TAL to Arc pursuant to such Section as, when and solely to the extent due, as provided therein. Such guaranty is a guaranty of both payment and collection. Notwithstanding any term or provision of this Guaranty or of the Purchase Agreement to the contrary, (i) Guarantor's liability under this Guaranty is limited to $50,000, (ii) in the event that the Purchase Price is released from escrow to Guarantor pursuant to the terms of the Escrow Agreement, this Guaranty shall automatically terminate, without any notice or action and thereafter cease to be of any legal force or effect, and (iii) if TAL collects $50,000 in repayment of the funding provided to Arc pursuant to Section 4.4(b) of the Purchase Agreement to which this Guaranty relates, from whatever source, all such amounts shall be credited to and reduce Guarantor's liability hereunder.

         The liability of the Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the pursuance by TAL of the rights and remedies it may have, at law or in equity, against Arc, or any other party, whether under the Purchase Agreement, or otherwise. The Guarantor hereby waives notice of non-payment by Arc of the $50,000 referred to above.

         The obligation of the Guarantor hereunder shall not be impaired, diminished or discharged, in whole or in part, by any extension of time granted to Arc by TAL, by any course of dealing between Guarantor and Arc, by the release of any guarantor or other obligor of any collateral, or by any other act, omission, event or circumstance which might operate to discharge a guarantor in whole or in part or which might operate as a defense, in whole or in part, to any obligation of a guarantor or which might invalidate, in whole or in part, a guaranty.

         In the event that TAL commences any action or proceeding against the Guarantor under this Guaranty or otherwise engages counsel in order to enforce its rights under this Guaranty, the Guarantor shall be liable for all costs and expenses incurred by TAL in connection therewith, including, without limitation, all of TAL's reasonable attorneys' fees and all out-of-pocket expenses of such attorneys.

         Guarantor hereby represents to TAL that (i) the execution, delivery and performance of this Guaranty has been duly authorized and approved by all required corporate action of Guarantor, and (ii) this Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to principles of conflicts of law. The Guarantor consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York in the County of New York in any action or proceeding relating to or arising out of this Guaranty and waives any claim that any of such forums is not a convenient forum. IN ANY SUCH ACTION, THE GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY.

         This Guaranty cannot be amended, modified or waived except with the written consent of TAL.

         This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and shall inure to the benefit of TAL and its successors and assigns. This Guaranty shall not be assignable by Guarantor with TAL's written consent.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty this 23rd day of March, 1999.

                                      CONSOLIDATED TECHNOLOGY GROUP LTD.


                                   By:
                                      ----------------------------------

                                      --------------------
                                      Print Name and Title

Exhibit 4.4(b)(ii) of the Stock Purchase Agreement


                           COMPANY SECURITY AGREEMENT

         SECURITY AGREEMENT made this 23rd day of March, 1999 by and among ARC NETWORKS, INC., a Delaware corporation ("Arc"), and A.R.C. NETWORKS, INC., a New York corporation, both with offices at 1770 Motor Parkway, Hauppauge, New York 11788 (collectively, "Debtor"), TECHNOLOGY ACQUISITIONS, LTD., a Bermuda corporation with offices at 700 Gemini Street, Houston, Texas 77058 ("Secured Party")and CONSOLIDATED TECHNOLOGY GROUP LTD., a New York corporation with offices at 160 Broadway, New York, New York 10038 ("COTG").

         WHEREAS, Debtor and COTG entered into a Loan Agreement dated September 18, 1998, as amended (the "Loan Agreement") pursuant to which Debtor issued and delivered to COTG a secured promissory note (the "Note") and entered into a Security Agreement with COTG (the "COTG Security Agreement") to secure Debtor's obligations to COTG, including its obligations under the Note; and

         WHEREAS, on March 23, 1999, Arc, SIS Capital Corp., COTG and Secured Party entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") and an Escrow Agreement of even date therewith relating thereto (the "Escrow Agreement"); and

         WHEREAS, in accordance with the terms of the Stock Purchase Agreement, Secured Party has agreed to provide certain funding to Arc during the term of the Escrow Agreement; and

         WHEREAS, Arc has agreed, in accordance with the terms of the Stock Purchase Agreement, to repay to Secured Party a portion of such funding in the event that the Escrow Agreement is terminated under certain circumstances specified in the Stock Purchase Agreement; and

         WHEREAS, accordingly, Debtor and Secured Party have agreed to enter into this Company Security Agreement (the "Agreement") to secure Arc's aforementioned repayment obligations, on and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Incorporation by Reference; Definitions. Reference is made to the Loan Agreement, COTG Security Agreement, Stock Purchase Agreement and Escrow Agreement, the applicable terms and provisions of which are incorporated herein by reference thereto. All capitalized terms which are used but not defined in this Agreement shall have the meanings ascribed to them in the Loan Agreement, the COTG Security Agreement, the Stock Purchase Agreement and the Escrow Agreement.

         2. Funding Obligation.
                  (a) In accordance with the provisions of Section 4.4 of the Stock Purchase Agreement, Secured Party may provide certain funding to Arc during the Escrow Term. Of such funding, if and to the extent provided to Arc by Secured Party, COTG has guarantied the first $50,000 thereof, and Arc has agreed to grant Secured Party a security interest in its accounts receivable to secure the repayment of the next $125,000 thereof (the "Secured Funding") in the event that the Escrow Agreement is terminated pursuant to a Termination Notice of Secured Party and COTG in accordance with the provisions of Section 2.2(d) of the Stock Purchase Agreement. For purposes hereof, the term "Obligations" shall mean Arc's aforementioned repayment obligation. Notwithstanding any term or provision of this Agreement or the Stock Purchase Agreement to the contrary, in the event that the Escrow Agreement is terminated pursuant to a Distribution Notice of Secured Party and COTG in accordance with the provisions of Section 2.2(c) of the Stock Purchase Agreement, or at such time as the Secured Funding is repaid to Secured Party, from whatever source (including, without limitation, the Collateral), this Agreement will automatically terminate at such time and will thereafter be of no further legal force or effect.

                  (b) COTG hereby consents to the security interest granted by Debtor to Secured Party hereunder and agrees that the grant of such security interest shall not constitute an Event of Default under the COTG Security Agreement. In addition, COTG hereby agrees to subordinate its security interest in the Collateral (as defined in this Agreement) to the security interest granted to Secured Party hereunder.

         3. Security Interest in the Collateral. As security for the Obligations of Arc under this Agreement, Secured Party shall have, and the Debtor does hereby grant to Secured Party, a valid security interest in the Collateral. For purposes hereof, the term "Collateral" shall mean all accounts and accounts receivable of Debtor arising out of the sale or lease of goods or the rendition of services by Debtor.

         4. Debtor's Representations and Warranties. To induce Secured Party to enter into this Security Agreement, Debtor, jointly and severally, represents and warrants to Secured Party that, except for Permitted Liens (as such term is defined in the COTG Loan Agreement and to include the security interest granted to COTG thereunder).

                  (a) All of the Collateral is lawfully owned by the Debtor, free and clear of any prior security interest, pledge, sale, assignment, transfer, lien, or other encumbrance and will be maintained free and clear of any subsequent security interest, pledge, sale, assignment, transfer, lien, or other encumbrance to or in favor of any person or entity other than Secured Party.

                  (b) Debtor has the sole unrestricted and unencumbered right to pledge, sell, assign or transfer the Collateral and to subject the Collateral to the security interest in favor of Secured Party hereunder.

                  (c) Debtor will, at its expense, defend the Collateral against all claims and demands of any kind asserted by all third parties.

                  (d) Each of the accounts receivable comprising the Collateral is and will be free and clear of all material claims, disputes or set-offs and all of the same are and will be bona fide and are and will be created concurrently with the rendition of services or the sale of goods by Debtor.

                  (e) Debtor has not created or caused to be created, and will not create or cause to be created, any financing statement covering all or any portion of the Collateral to be on file in any public office other than as requested by and in favor of Secured Party with respect to the Collateral and the Permitted Liens.

         5. Covenants of the Debtor.
                  (a) Debtor agrees, upon the reasonable request of Secured Party, to do such acts and things and deliver or cause to be delivered such other documents and instruments as Secured Party may deem necessary to establish and maintain Secured Party's security interest in the Collateral (free of all other liens and claims except the Permitted Liens) and to defend title to the Collateral against any third parties claiming rights therein through Debtor. Debtor hereby authorizes Secured Party to execute and file a financing statement or statements on its behalf in those public offices deemed advisable or necessary by Secured Party to perfect or protect the security interest of Secured Party herein granted and, if necessary, to sign Debtor's name thereon. If permitted by law, Debtor agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement may be filed as a financing statement hereunder.

                  (b) Upon Secured Party's request, Debtor will give Secured Party written notice of each office of the Debtor at which the Collateral and all records of the Debtor relative to the Collateral are kept. Except where such notice is given, all such Collateral and records relating thereto are and will be kept at the address of the Debtor set forth herein.

                  (c) Debtor will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Collateral and may grant to any account debtor, in the ordinary course of business consistent with past practice, any rebate, refund, or adjustment to which such account debtor may be lawfully entitled and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to the obligation of the account debtor.

                  (d) Debtor will, upon Secured Party's request, provide Secured Party with a schedule of its accounts receivables. Each such schedule shall be in a form reasonably acceptable to Secured Party. Any such schedule of accounts receivables shall be accompanied by, if Secured Party requests, (i) a true and correct copy of the invoice or other consideration evidencing such Account, (ii) evidence of shipment, or delivery of goods or performance of services relating thereto, and (iii) if such request shall be made after the occurrence of an Event of Default, a duly executed assignment of such accounts receivables from Debtor to Secured Party; provided, however, that Debtor's failure to execute and deliver any such schedule and/or assignment shall not affect or limit Secured Party's security interest or other rights in and to such accounts receivables whether or not there shall have occurred an Event of Default.

                  (e) Debtor shall, upon reasonable prior notice and during normal business hours, allow Secured Party and its duly authorized agents, at Secured Party's expense (except, after an Event of Default, at Debtor's expense), to examine, inspect, or make abstracts from Debtor's books and records and to verify returned and repossessed goods, if any, and to arrange for the verification of all accounts receivables directly with the account debtors upon request of Secured Party; and shall do, make, and deliver all such additional and further acts, things, deeds, assurances and instruments as Secured Party may reasonably require. If Secured Party requests Debtor to arrange for the verification of such accounts receivables, as aforesaid, prior to an Event of Default, such verification shall be conducted in a reasonable manner.

         6. Power to Sell or Collect Collateral. Upon the occurrence of an Event of Default, and at any time thereafter, unless such default is cured by Debtor in accordance with the applicable provisions of this Agreement, Secured Party shall have, in addition to all other applicable rights and remedies, the remedies of a secured party under the Uniform Commercial Code including without limitation, the right to take possession of the Collateral. Additionally, Secured Party may, at any time after the occurrence of an Event of Default, direct all account debtors of Debtor to make payment of their outstanding accounts payable to Debtor directly to Secured Party and collect and retain all proceeds therefrom which shall be applied by Secured Party to the Obligations.

         7. Deposits. Any and all deposits, or other sums at any time credited by or due from Secured Party to the Debtor shall at all times constitute security for payment of the Obligations and Secured Party may apply or set off such deposits or other sums against the Obligations at any time after an Event of Default whether or not the Collateral is considered by Secured Party to be adequate.

         8. Waiver and Amendment. Except as otherwise expressly set forth in this Agreement, Debtor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of liens made, credit extended, Collateral received or delivered or any other action taken in reliance hereon, and all other demands and notices of any kind or description. With respect to the Collateral, Debtor hereby agrees to any extension or postponement of the time of payment or to any indulgence, substitution, exchange, or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments of the Obligations and the settlement, compromise, or adjustment thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall not have any duty as to the collection or protection of the Collateral, or any income therefrom, nor as to the preservation of rights against third parties, nor as to the preservation of any other rights pertaining thereto. Secured Party shall not be deemed to have waived any of its rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right hereunder shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion. All rights and remedies of Secured Party as to the Obligations or the Collateral whether evidenced hereby or by any other instrument or document shall be cumulative and may be exercised singly, successively, or together. Secured Party may, from time to time, without notice to the Debtor (i) retain or obtain a security interest in any property of any other person, in addition to the Collateral, to secure the Obligations; (ii) retain or obtain the primary or secondary liability of any party or parties in addition to the Debtor with respect to the Obligations; (iii) extend or renew for any period of performance (whether or not longer than the original period) or release or compromise any liability of any party or parties primarily or secondarily liable to Secured Party with respect to the Obligations; (iv) release its security interest in any of the Collateral and permit any substitution or exchange for any such property; and (v) resort to the Collateral for the payment of the Obligations whether or not it shall have resorted to any other property or shall have proceeded against any party primarily or secondarily liable for any of the Obligations. Secured Party shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of any Collateral, including the settlement or collection thereof.

         9. Default. For purposes of this Agreement, the failure of Arc to pay the Obligations, when due, shall constitute an "Event of Default" hereunder. The Obligations shall be deemed due on the first business day following the termination of the Escrow Agreement pursuant to a Termination Notice provided in accordance with Section 2.2(d) of the Stock Purchase Agreement.

         10. Expenses, Proceeds of Collateral. The Debtor shall pay to Secured Party, on demand, any and all expenses, including attorneys' fees, incurred or paid by Secured Party in protecting or enforcing its rights under this Agreement. After deducting all of such expenses, the residue of any proceeds of the collection or sale of the Collateral shall be applied to the payment of the Obligations, and any excess shall be returned to the Debtor. Secured Party will provide Debtor with a written accounting of the receipt and disposition of all of such proceeds promptly after the receipt or disposition thereof.

         11.  Miscellaneous.
                  (a) This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof (except for the applicable provisions of the Stock Purchase Agreement) and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party to be bound thereby. This Agreement has been subject to the mutual consultation, negotiation and agreement of the parties hereto, each of which have been represented by legal counsel with respect to the negotiation of the terms and conditions hereof and, therefore, this Agreement shall not be construed for or against either party hereto on the basis of such party having drafted this Agreement.

                  (b) All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement (the "Notices") shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address as any of the parties hereto shall specify by notice given in accordance with this provision):

                           (A) If to Debtor:

                               Arc Networks, Inc.
                               1770 Motor Parkway
                               Hauppauge, New York 11788
                               Attn: Peter Parrinello, President

                                 with a copy to:

                               Michael Shef, Esq.
                               Parker Chapin Flattau & Klimpl, LLP
                               1211 Avenue of the Americas
                               New York, New York 10036

                           (B) If to Secured Party:

                               Technology Acquisitions, Ltd.
                               c/o Benchmark Equity Group, Inc.
                               700 Gemini Street
                               Houston, Texas 77058
                               Attn: Mr. Christopher H. Efird

                                 with a copy to:

                               DeMartino Finkelstein Rosen & Virga
                               1818 N Street, N.W., Suite 400
                               Washington, D.C. 20036
                               Attn: Ralph V. DeMartino, Esq.

                           (C) If to COTG:

                               Consolidated Technology Group Ltd.
                               160 Broadway
                               New York, New York 10038
                               Attn: Seymour Richter
                               Chief Executive Officer and President

                                    and

                               Consolidated Technology Group Ltd.
                               2424 North Federal Highway
                               Suite 110
                               Boca Raton, Florida 33431
                               Attn: George W. Mahoney
                               Chief Financial Officer

                                 with a copy to:

                               Robert L. Blessey, Esq.
                               51 Lyon Ridge Road
                               Katonah, New York 10536

         All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

                  (c) No party hereto may assign this Agreement or its or their respective rights, benefits or obligations hereunder without the written consent of the other parties hereto.

                  (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

                  (e) No waiver of any provision of this Agreement or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by any party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by another party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

                  (f) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, including the applicable provisions of the Uniform Commercial Code of the State of New York, without regard to the choice of law provisions thereof.

                  (g) Debtor hereby agrees that, at any time and from time to time after the date hereof, upon the request of Secured Party, it shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated hereby or to confirm or otherwise effectuate the provisions of this Agreement. Secured Party hereby agrees that, upon the termination of this Agreement in accordance with its terms (including the provisions of Section 4.4(c) of the Stock Purchase Agreement), it will execute all documents or instruments requested of it by Debtor or COTG, including UCC-3 Termination Statements, to terminate the security interest granted hereunder. Secured Party hereby authorizes either Arc or COTG to prepare and file any such instruments or documents under Secured Party's name.

                  (h) The headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                  (i) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized on the date first set forth above.

WITNESS:___________________                  ARC NETWORKS, INC.


                                             By:______________________________
                                                        Peter F. Parrinello
                                                        President


WITNESS:___________________                  A.R.C. NETWORKS, INC.


                                             By:______________________________
                                                        Peter F. Parrinello
                                                        President


WITNESS:___________________                  TECHNOLOGY ACQUISITIONS, LTD.


                                             By:______________________________

                                             ---------------------------------
                                             Print Name and Title


WITNESS:___________________                  CONSOLIDATED TECHNOLOGY GROUP LTD.


                                             By:______________________________

                                             ---------------------------------
                                             Print Name and Title

Exhibit 5.1(f) of the Stock Purchase Agreement


                                 AMENDMENT NO. 2


                  This Amendment No. 2 to the Loan Agreement dated September 18, 1998, as amended, by and among CONSOLIDATED TECHNOLOGY GROUP LTD., a New York corporation (hereinafter, "Lender"), and ARC NETWORKS, INC., a Delaware corporation (hereinafter "ARC Delaware") and A.R.C. NETWORKS, INC., a New York corporation (hereinafter "ARC N.Y.") is made as of the 18th day of March, 1999 by and among Lender, ARC Delaware, and ARC N.Y.

         WHEREAS, Lender established a credit facility in favor of ARC Delaware and ARC N.Y. pursuant to the Loan Agreement dated September 18, 1998, as amended as of January 25, 1999, between Lender, ARC Delaware and ARC N.Y. (the "Loan Agreement"); and

         WHEREAS, ARC Delaware has requested an increase in the maximum amount of the aforementioned credit facility from $2,250,000 to $2,400,000; and

         WHEREAS, Lender, SIS Capital Corp., Lender's wholly owned subsidiary ("SISC"), ARC Delaware, and Technology Acquisitions, Ltd. ("TAL") are negotiating and intend to enter into a Stock Purchase Agreement (the "Purchase Agreement") and related Escrow Agreement (the "Escrow Agreement"), pursuant to which SISC will sell all of the shares of capital stock of ARC Delaware owned by it to TAL; and

         WHEREAS, Lender has agreed to ARC Delaware's request to increase the maximum amount of the credit facility available to ARC Delaware and ARC N.Y. by $150,000, all of the foregoing on and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree as follows:

         1.       Incorporation by Reference.

                  1.1. All capitalized terms which are used but not defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement, the Purchase Agreement, or the Escrow Agreement, the terms of which are incorporated herein by reference thereto.

                  1.2. The following terms shall have the meanings set forth below:

                           (a) "Amendment" shall mean this Amendment between
Lender and Borrowers.

                           (b) "Amended Loan Agreement" shall mean the Loan
Agreement, as further amended by this Amendment.

                           (c) "Maturity Date" shall mean:

                                    (i) with respect to $2,250,000 of the
Principal amount of the Loan, the earlier of (A) August 31, 2000, or (B) six months from the Closing Date, if any, under the Purchase Agreement (for these purposes, the definitive executed Purchase Agreement, if any), or (C) any earlier date on which Borrowers repay to Lender the then outstanding aggregate amount of the Obligations; and

                                    (ii) with respect to $150,000 of the
Principal amount of the Loan, the earlier of (D) the date, if any, on which the Purchase Price held in escrow under the Escrow Agreement (for these purposes, the definitive executed Escrow Agreement, if any) is released to Lender pursuant thereto or (E) the first to occur of the dates or events set forth in clauses
(i)(A), (i)(B), or (i)(C) above.

         2.   The Loan.

                  2.1. As of the date hereof, Borrowers have borrowed from Lender the sum of $2,250,000 pursuant to the Loan Agreement.

                  2.2. The definition of the term "Maximum Loan Amount" in
Section 1.1 of the Loan Agreement is hereby amended to read as follows:

                  ""Maximum Loan Amount" means the amount of the Loan not exceeding the lesser of (i) Two Million Four Hundred Thousand Dollars ($2,400,000), or (ii) the Borrowing Base."

                  2.3. Upon the execution of this Amendment, Lender will advance to Borrowers the sum of One Hundred Fifty Thousand Dollars ($150,000). Upon Borrowers' receipt of such advance, it will pay such sum to Bell Atlantic and, simultaneously therewith, provide evidence of such payment to Lender. For purposes of the Amended Loan Agreement, an Advance shall be deemed to be made to Borrowers hereunder in the amount of One Hundred Fifty Thousand Dollars ($150,000) as of March 19, 1999. Simultaneously with the execution of this Amendment, Borrowers will execute the Note in the form annexed hereto as Exhibit A, which Note will replace and supersede the Secured Promissory Note of Borrowers to Lender dated as of January 25, 1999.

                  2.4. Borrowers will, on the date hereof, deliver to Lender certified copies of corporate resolutions of their respective Boards of Directors authorizing the execution and delivery of this Amendment, in form and substance reasonably satisfactory to Lender's counsel.

         3. Representations, Warranties and Covenants of Borrowers.

                  3.1. Borrowers will, at all times until the Obligations are fully paid, provide all documentation, information and financial reports and summaries concerning Borrowers' operations and financial condition as and when requested by Lender's Chief Financial Officer.

                  3.2. Borrowers have been represented by counsel in connection with the execution and delivery of this Amendment.

         4.   No Waiver; Inconsistencies.

                  4.1. Nothing contained in this Amendment shall constitute a waiver of, or otherwise be with prejudice to, all rights and remedies of Lender under the Loan Agreement, notwithstanding any term, provision, representation or warranty of Lender or Borrowers in this Amendment or in the Purchase Agreement or in the Escrow Agreement.

                  4.2. Except as expressly provided for in this Amendment, none of the other terms, conditions, representations or warranties contained in the Amended Loan Agreement shall be amended or modified, and the Loan Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. To the extent that there is any inconsistency between the terms of this Amendment and the terms of the Loan Agreement, the terms of this Amendment shall govern and be controlling.

         IN WITNESS WHEREOF, Borrowers and Lender have executed this Amendment by their duly authorized officers as of the date first above written.

                                         CONSOLIDATED TECHNOLOGY GROUP LTD.


                                      By:__________________________________

                                      -------------------------------------
                                      Print Name and Title


                                         ARC NETWORKS, INC.


                                      By:__________________________________
                                         Peter Parrinello
                                         President


                                         A.R.C. NETWORKS, INC.


                                      By:__________________________________
                                         Peter Parrinello
                                         President

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE

$2,400,000
                                                                  March 18, 1999

         FOR VALUE RECEIVED, the undersigned (the "Borrowers"), jointly and severally, hereby promise to pay to the order of CONSOLIDATED TECHNOLOGY GROUP LTD. (the "Payee"), the principal sum of TWO MILLION FOUR HUNDRED THOUSAND ($2,400,000) DOLLARS (the "Principal"), or such lesser sum as may, from time to time, be outstanding under the terms of that certain Loan Agreement dated September 18, 1998, as amended as of January 25, 1999 and March 18, 1999, between Borrowers and Payee (the "Loan Agreement"), in lawful money of the United States of America, with interest on the unpaid Principal balance, as follows:

         1. Incorporation by Reference. Reference is made to the Loan Agreement, the terms of which are incorporated herein by reference thereto. Reference is also made to that certain March 18, 1999 draft Stock Purchase Agreement between COTG, ARC Delaware, SIS Capital Corp. and Technology Acquisitions, Ltd. (the "Purchase Agreement") and the related Escrow Agreement provided for thereunder (the "Escrow Agreement"), the terms of which are incorporated herein by reference thereto. All capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Loan Agreement, the Purchase Agreement or the Escrow Agreement.

         2. Payment Terms. Borrowers shall unconditionally and irrevocably pay to the order of Payee, without set-off or deduction, the Principal and interest of this Note at the rates, at the times and as otherwise provided in the Loan Agreement. The Principal and interest of this Note will be due and payable on the earlier of the Maturity Date or the Termination Date or as otherwise provided in the Loan Agreement, except that, notwithstanding any provision in the Loan Agreement or in this Note or in the Purchase Agreement or the Escrow Agreement to the contrary, Borrowers shall repay to Payee One Hundred Fifty Thousand Dollars ($150,000) of the Principal of this Note (plus all accrued interest thereon from the date hereof to the date of payment) on the date, if any, on which the Purchase Price held in escrow under the Escrow Agreement (for these purposes to mean the definitive executed Escrow Agreement, if any) is released to Payee. All interest hereunder which is accrued but not paid prior to the date on which such non-payment would result in an Event of Default pursuant to Section 10.1 of the Loan Agreement shall be treated as an Advance. In no event shall Payee be entitled to receive interest in excess of the legally permissible rate of interest. In the event that Payee receives payments under this Note that are deemed excessive interest under applicable law, such excess will be applied first to the costs referred to in Paragraph 7 hereof, then to the Principal of this Note and then to all outstanding Obligations under the Loan Agreement. If such costs, the Principal and all such other Obligations are paid in full, any remaining excess shall be refunded to Borrowers.

         3. Acceleration. In the event of any Event of Default under the Loan Agreement (or other breach or default by Borrowers of this Note), Borrowers shall be in default hereunder and the Principal and all then accrued interest thereon shall become immediately due and payable, without demand, notice or other action by Payee. All payments received by Payee after a default under this Note will be applied first to the costs referred to in Paragraph 7 hereof, then to all accrued interest hereunder and next to the Principal of this Note.

         4. Place and Manner of Payment. All payments of Principal and interest under this Note (and all other amounts payable hereunder) shall be made to Payee on or before the due date thereof by wire transfer to such bank account of Payee as shall be provided to Borrowers, in writing, prior to such due date or, at Payee's request, to Payee at such other place, or to such other account, or in such other manner, as Payee may, from time to time, designate in writing. If any payment hereunder becomes due on a Saturday, Sunday or legal holiday, such payment shall become due on the next business day. All payments of Principal and interest under this Note shall be deemed made only upon receipt by Payee.

         5. Prepayment. Borrowers shall have the right, at any time and from time to time, to prepay the Principal of this Note, or any part thereof, without penalty or premium, upon seven (7) days prior to notice to Payee. All such prepayments shall be applied first to all costs referred to in Paragraph 7 hereof, then to all accrued interest hereunder, and next to the Principal of this Note. If, at any time, the Principal of this Note exceeds the Maximum Loan Amount under the Loan Agreement, Borrowers shall, upon notice from Payee, be required to immediately prepay the Principal of this Note, in an amount sufficient to reduce the then outstanding Principal to an amount not greater than the Maximum Loan Amount. Any failure by Borrowers to make such required prepayments shall constitute a default under this Note.

         6. Security. The obligations of Borrowers under this Note are secured by the Collateral under and as provided in the Loan Agreement and the other Loan Documents (including the Security Documents). The terms, obligations, covenants, conditions and provisions contained in the Loan Agreement and the other Loan Documents with respect to the security for Borrowers' obligations under this Note are hereby incorporated in and made a part of this Note, to the extent and with the same effect as if fully set forth herein, and Borrowers do hereby covenant and agree to abide by and comply with each and every such term, obligation, covenant, condition and provision set forth in this Note, the Loan Agreement and the other Loan Documents relating thereto.

         7. Costs of Collection. In the event that Payee shall take any action to enforce the terms of this Note, after default by Borrowers under this Note, including, without limitation, the commencement of any legal action or proceeding, or the enforcement of any judgment resulting therefrom, Payee shall be entitled to recover from Borrowers, upon demand, all costs and expenses incurred by Payee in connection therewith (including, without limitation, all of Payee's attorneys' fees and disbursements), together with interest on any judgment obtained, at the then prevailing legal rate of interest.

         8. Remedies Cumulative. The rights and remedies of Payee provided in this Note shall be cumulative and concurrent and exclusive of all rights and remedies provided by law or in equity or in the Loan Agreement or the other Loan Documents and Payee may, at its election, pursue its rights and remedies against Borrowers hereunder or thereunder, singly, successively, or together, at the sole discretion of Payee, and all of such rights and remedies may be exercised separately as often as occasion therefor shall occur. The failure of Payee to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

         9. Waiver of Presentment, Demand and Notice. Borrowers hereby waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the terms of this Note and Borrowers hereby agree that their liability under this Note shall be irrevocable and unconditional and shall be without regard to the liability of any other party, including any guarantor, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Borrowers hereby consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee in writing with respect to the payment or other provisions of this Note or with respect to any guarantor and Borrowers hereby agree that additional Borrowers, endorsers, guarantors or sureties may become parties hereto without notice to Borrowers and without affecting Borrowers' liability hereunder.

         10. Severability; Lawful Interest. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be unaffected thereby.

         11. No Waiver by Payee. Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in any such writing. A waiver of one event shall not be construed as continuing or constitute a bar to or waiver of any right or remedy with respect to a subsequent event.

         12. Assignment by Payee. Payee may, at any time prior to the payment in full of this Note, upon notice to Borrowers, assign this Note or any or all of Payee's rights and entitlements to payments hereunder, to any third party selected by it.

         13. Governing Law. This Note and the respective rights and obligations of Borrowers and Payee hereunder shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein and without regard to the principles of conflicts of laws thereof. Any suit, action, or proceeding instituted in connection with this Note may be commenced in a Federal or State Court located in the City, County and State of New York and any action to enforce any judgment obtained against Borrowers hereunder may be brought in any court of competent jurisdiction. Borrowers waive any objection which they may now or hereafter have to the forum of any such suit, action or proceeding, including any objection that any such suit, action or proceeding was brought in an inconvenient forum. Borrowers hereby irrevocably consent and submit to the jurisdiction of the aforementioned courts in any such suit, action or proceeding and to the manner of service of process therein as provided in the Loan Agreement.

         14. Notices. All notices or other communications required or permitted under this Note (the "Notices") must be in writing and shall be required to be given in the manner provided in the Loan Agreement and all such Notices shall be deemed given as provided therein.

         15. Binding Effect. This Note shall be binding upon Borrowers and their successors and permitted assigns and shall inure to the benefit of Payee and its successors and assigns. Borrowers shall not have the right to assign this Note, or any of their obligations hereunder, without the written consent of Payee, which consent shall be within Payee's sole and absolute discretion.

         16. Superseding Note. This Note supersedes and replaces in all respects that certain Secured Promissory Note of Borrowers to Payee dated as of January 25, 1999 in the maximum principal amount of $2,250,000.

         17. Inconsistencies. To the extent there is any inconsistency between the provisions of this Note and the provisions of the Loan Agreement or other Loan Documents or the Purchase Agreement (including, for this purpose, any definitive executed Purchase Agreement), the provisions of this Note shall control to the extent of any such inconsistency.

         IN WITNESS WHEREOF, Borrowers, intending to be legally bound hereby, have executed this Note under seal the day and year first above written.

WITNESS:___________________               ARC NETWORKS, INC.


                                          By:______________________________
                                             Peter Parrinello
                                             President


WITNESS:___________________               A.R.C. NETWORKS, INC.


                                          By:______________________________
                                             Peter Parrinello
                                             President

Exhibit 5.1(g) of the Stock Purchase Agreement


                              BATEI SEFER LIMLACHA
                                35 Balfour Plaza
                            Brooklyn, New York 11225


                                                                  March 17, 1999

Consolidated Technology Group Ltd.
160 Broadway
New York, NY 10038

Attn: Seymour Richter, Pres.

Dear Mr. Richter:

         BATEI SEFER LIMLACHA, A New York religious organization with offices at 35 Balfour Plaza, Brooklyn, New York 11225 ("BSL"), as the beneficiary of a certain Guarantee (the "Guarantee"), dated September 18, 1998 by CONSOLIDATED TECHNOLOGY GROUP LTD., a New York corporation ("COTG"), pursuant to which COTG unconditionally and irrevocably guaranteed to BSL the payment and performance by ARC NETWORKS, INC., a Delaware corporation ("ARC") and A.R.C. Networks, Inc., a New York corporation ("ARC-NY"), having offices at 1770 Motor Parkway, Happauge, New York 11788, of all of ARC's and ARK-NY's payment and performance obligations pursuant to that certain Subordinated Promissory Note of ARC and ARC-NY to BSL, in the principal amount of Five Hundred Fifty Thousand ($550,000) Dollars, dated September 18, 1998 and due January 2, 2001 (the "Note"), for Ten ($10) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DOES HEREBY WAIVE any and all rights it has or may have to obtain payment from COTG under the Guarantee pursuant to the occurence of an event described in Paragraph 1 (c) (ii) of the Note upon the closing of the transactions provided for in that certain Asset Purchase Agreement dated as of March ____, 1999, by and among ARC, SIS Capital Corp., COTG and Technology Acquisitions, Ltd. (the "Agreement").

         Waiver of BSL's right to obtain payment from COTG under the Guarantee pursuant to Paragraph 1 (c) (ii) of the Note for the purpose of facilitating a closing under the Agreement does not constitute a waiver of any other right of BSL under the Guarantee or, in any future situations, a waiver of BSL's right to obtain payment from COTG under the Guarantee or a waiver of BSL's right to demand and obtain strict compliance with any and all provisions of the Guarantee.

         No right of BSL under the Guarantee or of any future holder of the Guarantee shall at any time or in any way be prejudiced or impaired by the grant of the waiver hereunder.


                                                     Very truly yours,


                                                     BATEI SEFER LIMLACHA

                                                  By:____________________

Exhibit 5.1(h) of the Stock Purchase Agreement


                                    AGREEMENT

         AGREEMENT dated this 23rd day of March, 1999, by and among Trans Global Services, Inc., a Delaware corporation ("Trans Global"), Arc Networks, Inc., a Delaware corporation ("Arc"), Consolidated Technology Group Ltd., a New York corporation ("Consolidated"), Technology Acquisitions Ltd., a Bermuda corporation ("TA"), and Gemini II, Inc., a Delaware corporation ("Gemini"), Trans Global, Arc, Consolidated, TA and Gemini being referred to collectively as the "Parties" and each, individually, as a "Party."

                              W I T N E S S E T H:

         WHEREAS, Trans Global is the holder of Arc's 10% installment promissory note due August 31, 2003 in the principal amount of $1,216,673 (the "Arc Note"), which is payable to the order of Trans Global; and

         WHEREAS, the Arc Note is guaranteed by Consolidated pursuant to a guarantee dated September 18, 1998 (the "Consolidated Guarantee"); and

         WHEREAS, Trans Global and Consolidated are parties to a Subordination Agreement dated September 18, 1998 (the "Subordination Agreement"); and

         WHEREAS, pursuant to a certain stock purchase agreement dated the date of this Agreement by and among Arc, Consolidated, SIS Capital Corp., a Delaware corporation and wholly-owned subsidiary of Consolidated ("SISC"), and TA (the "Purchase Agreement"), SISC is selling to TA approximately 67% of the outstanding common stock of Arc, which represents all of the shares of the common stock of Arc which are owned by SISC, such sale being referred to as the "Arc Stock Sale" and

         WHEREAS, following or contemporaneously with the completion of the Arc Stock Sale, a wholly-owned subsidiary of Gemini is to merge with and into Arc, which merger is referred to as the "Arc Merger"; and

         WHEREAS, following the completion of the Arc Merger, Gemini intends to file a registration statement with respect to a proposed public offering of its common stock, par value $.0001 per share ("Gemini Common Stock"); and

         WHEREAS, by the terms of the Arc Note, the full principal amount of the Arc Note, together with accrued interest, becomes immediately due and payable upon the occurrence of certain events, which include the Arc Stock Sale and the Arc Merger; and

         WHEREAS, Arc, Consolidated, TA and Gemini have requested that Trans Global agree that the Arc Note not become immediately due and payable upon either the Arc Stock Sale or the Arc Merger; and

         WHEREAS, Trans Global is willing to agree that neither the consummation of the Arc Stock Sale nor the Arc Merger will result in the Arc Note becoming immediately due and payable, on and subject to the terms of this Agreement; and

         WHEREAS, each of the Parties believes that the execution of this Agreement and the performance of its terms is in the best interest of such Party;

         WHEREFORE, the Parties do hereby agree as follows.

         1. (a) Trans Global hereby waives the provision of the Arc Note that provides that the Arc Note becomes payable in full upon the occurrence of either the Arc Stock Sale or the Arc Merger.

              (b) The waiver granted by Trans Global pursuant to Paragraph 1(a):

                   (i) is subject to the execution of this Agreement by Arc, Consolidated, TA and Gemini and the performance by TA and Gemini of all of their obligations to be performed contemporaneously with or prior to the execution of this Agreement;

                   (ii) is subject to the execution by TA and Gemini of the Purchaser Guarantee, as hereinafter defined; and

                   (iii) relates only to the Arc Stock Sale and the Arc Merger and shall not be deemed to relate in any manner to any other Sale Transaction, as defined in the Arc Note, or any other transaction set forth in Paragraph 6(b) of this Agreement.

         2. Consolidated hereby confirms that (a) the Consolidated Guarantee is in full force and effect on the date of this Agreement, and (b) none of the obligations of Consolidated pursuant to the Consolidated Guarantee will be affected in any manner by the execution of this Agreement or the performance of any of the terms of this Agreement, including, but not limited to, the waiver by Trans Global pursuant to Paragraph 1 of this Agreement.

         3. The Subordination Agreement is hereby terminated and of no force and effect.

         4. (a) Trans Global hereby agrees that it will accept shares of Gemini's Series A Preferred Stock in exchange for the cancellation of the Arc Note and the Consolidated Guarantee at the time Gemini receives the proceeds from its initial public offering, as hereinafter defined, if the closing with respect to Gemini's initial public offering shall have occurred by December 31, 1999, and, if, on the closing date of such initial public offering:

                   (i) Arc shall not be in default of its obligations pursuant to the Note, including its obligations to pay the principal and interest and to comply with all of its other obligations pursuant to the Note and this Agreement, and there shall have occurred no event which, with the passage of time of the giving of notice by Trans Global or any other person, would result in an event of default as set forth in Paragraph 4 of the Arc Note.

                   (ii) Gemini shall have issued the Series A Preferred Stock to Trans Global in exchange for the cancellation of the Arc Note and the Consolidated Guarantee, as provided in Paragraph 7 of this Agreement.

                   (iii) The consolidated net tangible book value of Gemini, determined in accordance with generally accepted accounting principals, shall be not less than six million dollars ($6,000,000).

              (b) An "initial public offering" shall mean a firm commitment underwritten initial public offering pursuant to a effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"). The date on which the registration statement relating to Gemini's initial public offering is declared effective by the Securities and Exchange Commission (the "Commission") is referred to as the "IPO Date."

              (c) Upon the cancellation of the Arc Note, whether pursuant to Paragraph 4(a) of this Agreement or otherwise, the Consolidated Guarantee will automatically terminate and be of no further force and effect, and Trans Global shall return the Consolidated Guarantee to Consolidated.

              (d) Trans Global shall give Consolidated prompt notice of any event which results in the cancellation of the Arc Note.

         5. TA and Gemini will, contemporaneously with the execution of this
Agreement:

              (a) Execute their joint and several guarantee (the "Purchaser Guarantee") of the obligation of Arc pursuant to the Arc Note in the form of Exhibit A to this Agreement.

              (b) File or cause to be filed a certificate of designation (the

"Certificate of Designation") setting forth the rights, preferences and privileges of the holders of the Series A 10% Convertible Redeemable Preferred Stock, par value $.0001 per share ("Series A Preferred Stock"), in the form of Exhibit B to this Agreement.

         6. The terms of the Arc Note are hereby modified as follows:

              (a) Arc shall continue to make payments of principal and interest on the Arc Note at the times set forth in the Arc Note, subject to the further provisions of this Paragraph 6.

              (b) The principal and interest on the Arc Note shall become immediately due and payable as follows:

                   (i) The sale by TA or Gemini of all or substantially all of its business and assets in one transaction or in a series of related transactions, regardless of whether the transaction is structured as a merger, consolidation, sale of assets, sale of stock or assets of its subsidiary, sale and leaseback or other transaction whereby substantially all of the business and assets of TA or Gemini is conveyed to another person or entity, except that this Paragraph 6(b)(i) shall not apply to the Arc Merger.

                   (ii) The merger of TA or Gemini with another entity where TA or Gemini is the surviving entity if, as a result of the merger, the stockholders of TA or Gemini, as the case may be, prior to the merger (other than persons who became stockholders in anticipation of or in connection with the merger) own less than fifty percent (50%) of the outstanding capital stock, either in terms of number of shares or value of shares, upon the effectiveness of the merger.

                   (iii) The sale by stockholders of their capital stock in TA or Gemini in a transaction or a series of related transactions which results in the transfer of at least fifty percent (50%) of the outstanding capital stock; provided, however, that following a public offering by Arc or Gemini of its securities, sales by the public stockholders shall not be an event described in this Paragraph 6(b)(iii) unless such transfers are made in response to a tender offer or similar transaction.

                   (iv) The failure by Gemini to complete an initial public offering by 5:30 P.M., New York City time, on December 31, 1999.

                   (v) Any breach by TA or Gemini of its obligations pursuant to this Agreement if such breach is not cured within thirty (30) days after notice of such breach is given to TA or Gemini, as the case may be, and Consolidated.

                   (vi) The occurrence of any event (other than the Arc Stock Sale and the Arc Merger) which, pursuant to the terms of the Arc Note, gives the holder of the Arc Note the right to demand that the principal of and interest on the Arc Note become immediately due and payable.

         7. At the closing of Gemini's initial public offering, Gemini shall issue to Trans Global one share of Series A Preferred Stock for each one dollar ($1.00) of principal on the Arc Note which is outstanding on the date of such closing and pay to Trans Global the accrued interest on the Arc Note to the date the Series A Preferred Stock is issued, and Trans Global shall deliver the

Arc Note to Arc for cancellation. The holders of the Series A Preferred Stock will have the rights, preferences and privileges set forth in the Certificate of Designation. Except for the issuance of Series A Preferred Stock pursuant to this Agreement, Gemini shall not issue any additional shares of Series A Preferred Stock except for transfers of the shares of Series A Preferred Stock issued to Trans Global pursuant to this Agreement.

         8. Consolidated and Arc, severally and not jointly, represent and warrant to Trans Global that:

              (a) Such Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

              (b) Such Party has full power and authority to enter into this Agreement and the Escrow Agreement, as hereinafter defined, and to carry out the transactions provided for in this Agreement and the Escrow Agreement, and this Agreement and the Escrow Agreement constitute the legal, valid and binding obligations of such Party, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies, and that no representation is made as to the enforceability of the indemnification provisions contained in Paragraph 11 of this Agreement. All necessary corporate action required to be taken by such Party for the consummation of the transactions contemplated by this Agreement has been duly and validly taken.

              (c) No consent, approval or agreement of any person, party, court, governmental authority or entity is required to be obtained by such Party in connection with the execution and performance by Consolidated or Arc of this Agreement or the Escrow Agreement.

         9. (a) TA and Gemini hereby jointly and severally represent and warrant to Trans Global that:

                   (i) TA and Gemini are corporations duly organized, validly existing and in good standing under the laws of Bermuda and the State of Delaware, respectively.

                   (ii) TA and Gemini have full power and authority to enter into this Agreement, the Escrow Agreement and the Purchaser Guarantee, and to carry out the transactions provided for in this Agreement, the Escrow Agreement and the Purchaser Guarantee, and this Agreement, the Escrow Agreement and the Purchaser Guarantee constitute the legal, valid and binding obligations of TA and Gemini, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies, and that no representation is made as to the enforceability of the indemnification provisions contained in Paragraph 11 of this Agreement. All necessary corporate action required to be taken by TA and Gemini for the consummation of the transactions contemplated by this Agreement has been duly and validly taken.

                   (iii) No consent, approval or agreement of any person, party, court, governmental authority or entity is required to be obtained by TA or Gemini in connection with the execution and performance by TA or Gemini of this Agreement, the Escrow Agreement or the Purchaser Guarantee.

                   (iv) The execution and filing of the Certificate of Designation has been approved by all necessary corporate action.

                   (v) The Series A Preferred Stock to be issued pursuant to this Agreement has been duly and validly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and non-assessable and subject to no rights or claims of any third party. The shares of Gemini Common Stock issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares") are duly and validly authorized and, when issued upon conversion of the Series A Preferred Stock, will be validly issued, fully paid and non-assessable and subject to no rights or claims of any third party.

              (b) TA and Gemini jointly and severally covenant and agree that, without the prior written consent of Consolidated, they will not take or permit to be taken any action described in Paragraphs 6(b)(i), (ii) or (iii) of this Agreement.

         10. (a) Trans Global represents and warrants to Consolidated, Arc, TA and Gemini that:

                   (i) Trans Global is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                   (ii) Trans Global owns the Arc Note.

                   (iii) Trans Global has full power and authority to enter into this Agreement and the Escrow Agreement and to carry out the transactions provided for in this Agreement, and this Agreement and the Escrow Agreement constitute, the legal, valid and binding obligations of Trans Global, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies, and that no representation is made as to the enforceability of the indemnification provisions contained in Paragraph 11 of this Agreement. All necessary corporate action required to be taken by Trans Global for the consummation of the transactions contemplated by this Agreement has been duly and validly taken.

                   (iv) No consent, approval or agreement of any person, party, court, governmental authority or entity is required to be obtained by Trans Global in connection with the execution and performance by Trans Global of this Agreement or the Escrow Agreement.

              (b) Trans Global agrees that, as long as the Consolidated Guarantee shall remain in effect, it will not, without the written consent of Consolidated, amend the terms of the Arc Note in a manner which would (i) increase the interest rate, (ii) accelerate the payment schedule, (iii) reduce the time for any notice or cure, (iv) create any other event of default or other event which, by its terms, would result in the acceleration of the principal amount of the Arc Note; provided, however, that this Paragraph 10(b) shall not apply to any accelerated payment terms resulting from or following a default under the Arc Note or an event which, with the passage of time of the giving of notice, would result in a default under the Arc Note. In the event that Trans Global fails to comply with its obligations pursuant to this Paragraph 10(b), the Consolidated Guarantee shall become void, and Trans Global shall have no rights thereunder, except to the extent of any obligations which may have accrued under the Consolidated Guarantee prior to the date of such failure.

              (c) Trans Global shall give Consolidated prompt notice of any amendment to the Arc Note.

              (d) Trans Global confirms that, as of the date of this Agreement, Arc is not in default under the Arc Note.

         11. (a) At any time during the period commencing on the IPO Date ending on the Registration Termination Date, as hereinafter defined, Gemini shall advise Trans Global or any Transferees, as hereinafter defined (Trans Global and its Transferees being referred to herein collectively as the "holders" and each as a "holder"), by written notice at least two (2) weeks prior to the filing of any registration statement (other than a registration statement on a Form S-8 or S-4 or any subsequent form relating to employee benefit plans and mergers or acquisitions) under the Securities Act covering securities of Gemini and will, upon the request of any holder, include in any such registration statement such information as may be required to permit a public offering of any or all of such holder's Registrable Securities, as hereinafter defined; provided, however, that Gemini shall not be required to include any Registrable Securities in a registration statement relating solely to an offering by Gemini of securities for its own account if the managing underwriter requests in writing that Gemini exclude the Registrable Securities, provided that all other proposed selling stockholders, if any, are treated in the same manner as the holder. In the event that the managing underwriter shall permit the inclusion in any such registration statement of a limited number of securities for sale by selling stockholders, to the extent that the managing underwriter permits any such shares to be included in the registration statement, Gemini shall include securities to be sold by all persons (other than officers and directors of Gemini or its affiliates) exercising piggyback or similar registration rights, on a proportional basis, based on the number of shares of Gemini Common Stock which each such person proposes to include in the registration statement. If requested by the managing underwriter in writing, the holder will agree not to sell any of the Registrable Securities included in such registration statement without the consent of such managing underwriter during such period, not to exceed six months, following the effective date of the registration statement, as the managing underwriter may request (the "lock-up period"), and Gemini shall not be required to include Registrable Securities in such registration statement unless the holder agrees to such lock-up. Notwithstanding the foregoing, in no event shall the holder be required to agree to a lock-up period longer than any other selling stockholder whose shares are included in such registration statement or any other underwritten registration statement being filed at or about the same time as such registration statement. Gemini shall keep such registration statement current until the earlier of the date the Registrable Securities included in the registration statement shall have been sold or the Registration Termination Date. It shall be a condition to Gemini's obligation to include any holder's Registrable Securities in a registration statement pursuant to this Paragraph 11(a) or to file a registration statement pursuant to Paragraph 11(b) of this Agreement that the holder provide Gemini in writing with such information as Gemini may reasonably request concerning the holder and the holder's proposed plan of distribution and any other information requested by the Commission, the National Association of Securities Dealers, Inc., NASD Regulation, Inc., any stock exchange or market on which the Gemini Common Stock is traded and any state securities commission. Gemini shall advise the holder in writing of the extent to which a managing underwriter will permit the inclusion of shares of Gemini Common Stock in a registration statement and shall provide the holder with a copy of any requests by the managing underwriter relating to the inclusion of any Registrable Securities in a registration statement.

              (b) If the Registrable Securities shall not have been registered pursuant to Paragraph 11(a) of this Agreement during the twelve month period commencing on the IPO Date, then, if Trans Global or any other holder(s) who own 25% of the Series A Preferred Stock issued pursuant to this Agreement shall give notice (the "Registration Notice") to Gemini at any time during the period commencing twelve months after the IPO Date and ending on the Registration Termination Date, that such holders contemplate the sale of all or any portion of the Registrable Securities under such circumstances that a public distribution (within the meaning of the Securities Act) of such Registrable Securities will be involved, then Gemini shall, within forty five (45) days after receipt of the Registration Notice, time being of the essence, file a registration statement pursuant to the Securities Act, to the end that all Registrable Securities may be sold publicly under the Securities Act, and Gemini will use its best efforts to cause such registration statement to become effective. If the Registration Notice is not signed by all holders of the Registrable Securities, Gemini shall, within five days of its receipt of the Registration Notice, give notice to the other holders and, if they so request, include their Registrable Securities in the registration statement. Gemini shall keep such registration statement current and effective until the all of the Conversion Shares shall have been sold pursuant to the registration statement or until the Registration Termination Date. The holders shall be entitled to only one (1) demand registration right pursuant to this Paragraph 11(b), except that, in the event that such registration statement is filed and is either withdrawn or does not become effective (other than upon the written request of all of the holders whose Registrable Securities are to be included in such registration statement), then the holders shall not be deemed to have exercised the demand registration right pursuant to this Paragraph 11(b).

              (c) The following provisions shall also be applicable to this Paragraph 11:
                   (i) As used in this Paragraph 11, the following terms shall have the meanings set forth below:

                        (A) "Registration Termination Date" shall mean the date on which Trans Global or its Transferees may sell all of the Conversion Shares that they then own or would own on conversion of the Series A Preferred Stock pursuant to Paragraph (k) of Rule 144 ("Rule 144") of the Commission pursuant to the Securities Act.

                        (B) "Registrable Securities" shall mean (I) the shares of Series A Preferred Stock issued to Trans Global pursuant to this Agreement and held by Trans Global and its Transferees and (II) the Conversion Shares issued or issuable upon conversion of such shares of Series A Preferred Stock. Trans Global understands that there will not be a public market in the Series A Preferred Stock.

                        (C) "Transferees" shall mean (I) the persons or entities to whom or to which Trans Global or its transferees shall have transferred any Registrable Securities in a transaction exempt from the registration requirements of the Securities Act, other than Rule 144 or any subsequent similar rule.

                   (ii) Gemini shall bear the entire cost and expense of any registration of securities pursuant to Paragraphs 11(a) and (b) of this Agreement. Any holder whose Registrable Securities are included in any registration statement pursuant to this Paragraph 11 shall, however, bear the fees of his or its own counsel and accountants and any transfer taxes or underwriting or brokers' discounts or commissions applicable to the Registrable Securities sold by him or it pursuant thereto.

                   (iii) Following the effective date of a registration statement which includes Registrable Securities pursuant to Paragraph 11(a) or
(b) of this Agreement, Gemini shall, upon the request of any holder, forthwith supply the holder with such number of prospectuses meeting the requirements of the Securities Act as shall be reasonably requested by the holder to permit the holder to make a public distribution of all the registered Registrable Securities from time to time offered or sold by the holder, provided that the holder shall from time to time furnish Gemini with such appropriate information (relating to the intentions of the holder) in connection therewith as Gemini shall request in writing as provided in said Paragraphs 11(a) and (b). Gemini shall also use its best efforts to qualify the registered shares for sale in such states as the securities being sold by Gemini and other selling stockholders, if any, are otherwise being registered or qualified and, in such other states as the holder shall reasonably request; provided, however, that Gemini shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Paragraph 11(c)(iii), be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction.

                   (iv) Gemini shall prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used pursuant this Paragraph

11 as may be necessary to keep such registration statement current and effective during the period when the holder may sell Registrable Securities pursuant to the registration statement. Gemini will notify each holder whose Registrable Securities are subject to the registration statement at such time as, for any reason, the prospectus relating to the sale of the Registrable Securities is no longer current and effective, and the holder shall not sell any Registrable Securities pursuant to such registration statement until such time as the holder is advised by Gemini that the registration statement is current and effective. In no event shall Gemini be required to keep any registration statement which includes the Registrable Securities current and effective subsequent to the Registration Termination Date.

                   (v) Gemini shall indemnify and hold harmless each holder, its officers and directors, partners and members and each underwriter, within the meaning of the Securities Act, who may purchase from or sell any Registrable Securities for the holders and each person who controls any holder and such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities (collectively, "Losses") caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Paragraph 11 or any application or other filing under any state securities law or by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to which the holder or any such underwriter or control person or other indemnified party may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other Federal or state law, rule or regulation, at common law or otherwise, except insofar as such Losses are caused by any such untrue statement or alleged untrue statement or omission or alleged omission which is based upon information furnished or required to be furnished to Gemini by the holder or any such underwriter or other indemnified party expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that each holder and such underwriter shall at the same time indemnify Gemini, its officers and directors, each underwriter and each person, if any, who controls Gemini or such underwriter within the meaning of the Securities Act and each other person whose securities are being offered or sold pursuant to such registration statement (the "other holders") and each person who controls the other holders within the meaning of the Securities Act, from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus filed or furnished by reason of this Paragraph 11 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such Losses are caused by any untrue statement or alleged untrue statement or omission based upon information furnished to Gemini in writing by the holder or such underwriter expressly for use therein; provided, however, that the holder's liability to Gemini and such underwriter or other indemnified party pursuant to this Paragraph 11(c)(v) shall not exceed the gross sales price of all Registrable Securities sold by the holder pursuant to such registration statement.

                   (vi) If any action or claim shall be brought or asserted by a person or entity entitled to indemnification pursuant to Paragraph 11(c)(v) of this Agreement (an "indemnified party") against Gemini or any underwriter engaged by Gemini or any person controlling Gemini or such underwriter within the meaning of the Securities Act or against the holder or any underwriter engaged by the holder or any person controlling the holder or such underwriter, within the meaning of the Securities Act in respect of which indemnity may be sought pursuant to Paragraph 11(c)(v) of this Agreement (an "indemnifying party"), the indemnified party shall promptly notify the indemnifying party in writing of the basis for the claim of indemnification and provide the indemnifying party with a copy of all legal papers or other notices or communications served on it in connection therewith, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all legal and other expenses in connection therewith. The failure of the indemnified party to notify the indemnifying party as provided in this Paragraph 11(c)(vi) will not relieve the indemnifying party of any liability for indemnification which it may have to the indemnified party pursuant to Paragraph 11(c)(v) of this Agreement unless the failure to so notify the indemnifying party materially prejudices the rights of the indemnifying party. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (A) the employment thereof has been specifically authorized by the indemnifying party in writing and the indemnifying party shall have agreed in writing to pay such fees and expenses, or (B) the indemnifying party has failed, either (I) with reasonable promptness, to assume the defense and employ counsel as provided in this Paragraph 11(c)(vi), or (II) to appoint counsel to act or otherwise respond to any claim or action prior to the date a response is due, after giving effect to any extensions obtained by or on behalf of the indemnifying party, or (C) the named parties to any such action (including any impleaded parties) include both an indemnified party and an indemnifying party, and in the judgment of the counsel for the indemnified party, it is advisable for the indemnified party or controlling person to be represented by separate counsel because of actual or potential conflicting interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party or such controlling person, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time in each jurisdiction for all indemnified parties (whether pursuant to this Agreement or any other agreements granting registration rights), which firm shall be designated in writing by all the indemnified parties, except that if Trans Global is an indemnified party, such counsel shall be designated by Trans Global). The indemnifying party shall not be liable for any settlement of any such action effected by an indemnified party without the written consent of the indemnifying party (which shall not be withheld unreasonably in light of all factors of importance to such indemnifying party and such indemnified party), but if settled with such written consent, or if there be a final judgment or decree for the plaintiff in any such action by a court of competent jurisdiction and the time to appeal shall have expired or the last appeal shall have been denied, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Loss by reason of such settlement or judgment.

                   (vii) The making of any request for prospectuses hereunder shall not impose on the holder any obligation to sell any Registrable Securities.

                   (viii) Gemini's obligations pursuant to this Paragraph 11 shall be applicable to Trans Global and its Transferees.

              (d) If either (i) any holders shall have exercised the demand registration rights pursuant to Paragraph 11(b) of this Agreement and such registration statement shall not have been declared effective within six months after the date of the Registration Notice, or (ii) the Registrable Securities shall have been registered pursuant to the Securities Act, but, for any reason, the registration statement shall cease to be current and effective for a period of more than thirty (30) days, then in either of such cases, any holder shall have the right to require Gemini to redeem the Preferred Stock held by such holder as set forth in the Certificate of Designation.

         12. Pursuant to the Purchase Agreement, this Agreement and the Purchaser Guarantee will be held in escrow and will be delivered to Trans Global and an executed copy of this Agreement shall be delivered to Consolidated, Arc and TA at such times as the documents are released from escrow pursuant to a Distribution Notice, as defined in the Escrow Agreement, all as provided in the escrow agreement dated the date of this Agreement among Consolidated, SISC, Arc, TA, Trans Global and Parker Chapin Flattau & Klimpl, LLP, as escrow agent (the "Escrow Agreement"). In the event that the Escrow Property, as defined in the Escrow Agreement, is distributed pursuant to Paragraph 5 of the Escrow Agreement as a result of a Termination Notice, as defined in the Escrow Agreement, or the failure of Arc to obtain the New York Regulatory Consent, as defined in and pursuant to the Purchase Agreement, this Agreement shall, automatically and without any action on the part of any Party, terminate and be of no force and effect and no party shall have any right or obligation pursuant to this Agreement or the Purchaser Guarantee. Nothing in this Paragraph 12 shall be construed to modify or affect in any manner the rights and obligations of Trans Global and Arc under the Arc Note and the rights and obligations of Trans Global and Consolidated under the Consolidated Guarantee during the period when this Agreement is held in escrow.

         13. Gemini agrees that prior to the issuance of the Series A Preferred Stock pursuant to this Agreement, it will not modify or amend the Certificate of Designation.

         14. Contemporaneously with the execution of this Agreement, each Party will deliver to the other Parties the certificate of the secretary of such Party certifying as to (a) the incumbency of the officers of such Party and (b) the adoption by the Board of Directors of resolutions approving the execution of this Agreement and the performance of its terms.

         15. (a) Except for the waiver granted in Paragraph 1 of this Agreement and the provisions of Paragraph 6 of this Agreement, the Arc Note shall remain in full force and effect.

              (b) Nothing in this Agreement shall be construed to modify or affect the rights of Consolidated, SISC and Trans Global pursuant to a certain agreement dated February 25, 1999, by and among Consolidated, SISC and Trans Global.

         16. (a) This Agreement, including the Exhibits, which constitute integral parts of this Agreement, constitutes the entire agreement of the parties with respect to the subject matter thereof, superseding and terminating any and all prior or contemporaneous oral and prior written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement or a waiver under this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

              (b) If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

              (c) All notices or other communications required or permitted by this Agreement shall be in writing signed by the party giving such notice, and delivered personally against receipt thereof or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Paragraph 16. Notices shall be deemed to have been received on the date of personal delivery or telecopy or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the fifth (5th) business day after the date of mailing, except that notice of change in the person, address or facsimile number shall be effective on actual receipt. Notices shall be addressed to the party for whom intended at his or its address set forth below or to the attention of such other person or such other address or facsimile number as a party shall have designated by notice in writing to the other parties given in the manner provided by this Paragraph 16(c):

                  if to Trans Global to:

                  Trans Global Services, Inc.
                  1393 Veterans Memorial Highway
                  Hauppauge, New York 11788
                  Facsimile: (516) 724-0039
                  Attn: Joseph G. Sicinski, President and CEO with a copy to:

                  Esanu Katsky Korins & Siger, LLP
                  605 Third Avenue
                  New York, New York 10159
                  Facsimile: (212) 953-6899
                  Attn: Asher S. Levitsky P.C.

                  if to Arc, to:

                  Arc Networks, Inc.
                  1770 Motor Parkway
                  Hauppauge, New York 11788
                  Facsimile:  (516) 582-1240
                  Attn: Peter F. Parrinello, President

                  with a copy to:

                  Parker Chapin Flattau & Klimpl, LLP
                  1211 Avenue of the Americas
                  New York, New York 10036
                  Facsimile:  (212) 704-6288
                  Attention: Michael J. Shef, Esq.

                  if to Consolidated, to:

                  Consolidated Technology Group Ltd.
                  160 Broadway, Suite 901
                  New York, New York 10038
                  Facsimile:  (212) 233-5023
                  Attn: Mr. Seymour Richter, President

                                     and

                  Consolidated Technology Group Ltd.
                  2424 North Federal Highway, Suite 110
                  Boca Raton, Florida 33431
                  Facsimile:  (561) 347-5352
                  Attn: George W. Mahoney, Chief Financial Officer

                  with a copy to:

                  Robert L. Blessey, Esq.
                  51 Lyon Ridge Road
                  Katonah, NY 10536
                  Facsimile:  (914) 232-0647

                  If to TA or Gemini, to:

                  Technology Acquisitions, Ltd.
                  c/o Benchmark Equity Group, Inc.
                  700 Gemini Street
                  Houston, TX 77058
                  Facsimile: (281) 488-5353
                  Attn: Mr. Christopher H. Efird

                  with a copy to:

                  De Martino Finkelstein Rosen & Virga
                  1818 N Street, N.W., Suite 400
                  Washington, D.C.  20036
                  Facsimile:  (202) 659-1290
                  Attn: Ralph V. De Martino, Esq.


         (d) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the Parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the Federal or state courts located in the County of New York or Suffolk in the State of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consents to any service of process made in the manner set forth in Paragraph 16(c) of this Agreement (other than by telecopier), in addition to any other method of service permitted by law. In any action brought pursuant to this Agreement based on an alleged breach of this Agreement, the prevailing Party shall be entitled to reimbursement of all costs incurred by it in connection therewith to the extent, if at all, awarded or allowed by the court or other tribunal in which the action or proceeding has been commenced; provided, however, that nothing in this Paragraph 16(d) shall be construed to affect in any manner the provisions of Paragraphs 11(c)(v) and (vi) of this Agreement.

         (e) Each of the Parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement and related expenses, except as expressly provided in this Agreement.

         (f) Each Party to this Agreement is relying on his or its own tax advisors as to the tax consequences of this Agreement and the transactions contemplated by this Agreement, and no party is making any representations or warranties of any kind as to such tax consequences to any other Party.

         (g) No Party shall make a public announcement concerning this Agreement without the consent of the other Parties except to the extent that disclosure is required under applicable laws.

         (h) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that, except as expressly provided in this Agreement, no Party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other Parties.

         (i) Each Party agrees, without cost or expense to any other Party, to deliver or cause to be delivered such other documents and instruments and to take such other action as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

         (j) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                                      TRANS GLOBAL SERVICES, INC.


                                   By:-------------------------------------
                                      Joseph G. Sicinski, President and CEO


                                      CONSOLIDATED TECHNOLOGY GROUP LTD.


                                   By:---------------------------
                                      Seymour Richter, President:


                                      ARC NETWORKS, INC.


                                   By:--------------------------------------
                                      Peter F. Parrinello, President and CEO


                                      TECHNOLOGY ACQUISITIONS LTD.


                                   By:-----------------------------
                                      Name:
                                      Title:


                                      GEMINI II, INC.


                                   By:-----------------------------
                                      Name:
                                      Title:

                                    Exhibit A

                                    GUARANTEE

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Technology Acquisitions Ltd., a Bermuda corporation ("TA"), and Gemini II, Inc., a Delaware corporation ("Gemini"), TA and Gemini being collectively referred to as the "Guarantors" and each as a "Guarantor," hereby unconditionally and irrevocably jointly and severally guarantee the payment and performance by Arc Networks, Inc., a Delaware corporation (the "Payor"), of all of the Payor's obligations pursuant to the Payor's 10% Installment Promissory Note due August 31, 2003 in the principal amount of one million two hundred sixteen thousand six hundred seventy three dollars ($1,216,673) (the "Note") dated September 18, 1998 and payable to the order of Trans Global Services, Inc., a Delaware corporation, and if the Payor fails to pay the Note in accordance with its terms, the Guarantors jointly and severally agree promptly to pay or perform the Payor's obligations under the Note.

         The liability of the Guarantors shall be direct and immediate and not conditional or contingent upon the pursuance by the holder of the Note of whatever remedies it may have, at law or in equity, against the Payor or any other party. The Guarantors hereby waive presentment for payment, demand, protest and notice of protest and of nonpayment.

         The obligations of the Guarantors shall not be impaired, diminished or discharged, in whole or in part, by any extension of time granted by the holder of the Note, by any course of dealing between the holder of the Note and the Payor, by the unenforceability of the Note, in whole or in part, for any reason whatsoever, by the release of any guarantor or other obligor or any collateral, or by any other act, omission, event or circumstance which might operate to discharge a guarantor in whole or in part or which might operate as a defense, in whole or in part, to any obligation of a guarantor or which might invalidate, in whole or in part, a guarantee.

         The Guarantors acknowledge and agree that nothing shall discharge, satisfy or release the obligations created under this Guarantee, except for payment in full or satisfaction of the Payor's obligations with respect to the Note. Such obligations shall not be considered fully paid unless and until all payments by the Payor or any guarantor, including the Guarantors (or any other party who or which is now or may hereafter be liable for any obligations under the Note) to the holder of the Note are no longer subject to any right on the part of any person whomsoever, including, without limitation, any trustee in bankruptcy, to set aside such payments, or to seek to recoup the amount of such payments, or any part thereof. The foregoing shall include, by way of example and not by limitation, all rights to recover preferences voidable under the United States Bankruptcy Code. In furtherance of the foregoing, the Guarantors jointly and severally agree to pay on demand any amount which the holder of the
Note is required to pay under any bankruptcy, insolvency or other similar law on account of any amount received by the holder of the Note under or with respect to the Note or this guarantee.

         In the event that the holder of this Note commences litigation against the Guarantors or either of them or otherwise engages counsel in order to enforce its rights under this Guarantee, the Guarantors shall be jointly and severally liable for all reasonable costs and expenses of collection, including, without limitation, reasonable attorneys' fees and expenses.

         The Guarantors hereby represent to any holder of the Note that (i) the execution, delivery and performance of this Guarantee has been duly authorized and approved by all required corporate action of each Guarantor, and (ii) this Guarantee is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect.

         This Guarantee shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to principles of conflicts of law. Each Guarantor consents to the nonexclusive jurisdiction of the United States District Court for the Southern or Eastern District of New York and the Supreme Court of the State of New York in the County of New York or Suffolk in any action relating to or arising out of this Guarantee and waives any claim that any of such forums is not a convenient forum. IN ANY SUCH ACTION, EACH GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY

         This Guaranty shall be binding upon Guarantors and their respective successors and assigns and inure to the benefit of the holder of the Note and its successors and assigns.

         IN WITNESS WHEREOF, the Guarantors have executed this Guarantee this th day of March, 1999.

                                             TECHNOLOGY ACQUISITIONS LTD.


                                          By:----------------------------
                                             Name:
                                             Title:


                                             GEMINI II, INC.


                                          By:----------------------------
                                             Name:
                                             Title:

                                    Exhibit B

                          CERTIFICATE OF DESIGNATION OF

                                 GEMINI II, INC.

               Series A 10% Convertible Redeemable Preferred Stock

         Pursuant to Section 151(g) of the Delaware General Corporation Law, Gemini II, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         1. The following resolution was duly adopted by the Board of Directors of the Corporation on March , 1999:

                  RESOLVED, that pursuant to Section Fourth of the Certificate of Incorporation of this Corporation, there be created a series of the Preferred Stock, par value $.0001 per share ("Preferred Stock"), of this Corporation consisting of one million two hundred seventeen thousand (1,217,000) shares, to be designated as the Series A 10% Convertible Redeemable Preferred Stock ("Series A Preferred Stock"), and that the holders of such shares shall have the rights, preferences and privileges set forth in Statement of Designation set forth in
         Exhibit I to this Resolution; and it was further

                  RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to execute and file with the Secretary of State of the State of Delaware, a certificate of designation setting forth the rights, preferences and privileges of the holders of the Series A Preferred Stock.

         2. Set forth as Exhibit I to this Certificate of Designation is a true and correct copy of the rights, preferences and privileges of the holders of the Series A Preferred Stock.

         IN WITNESS WHEREOF, Gemini II, Inc. has caused this certificate to be
signed by the president and attested by its secretary this      th day of March,
1999.


ATTEST:
                                               By:-------------------
                                                          , President

                                                  -------------------
                                                          , Secretary

                                    Exhibit I

                            Statement of Designation

The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series A 10% Convertible Preferred Stock are as follows:

         1. Designation and Number of Shares. The designation of this series of one million two hundred seventeen thousand (1,217,000) shares of preferred stock, par value $.0001 per share ("Preferred Stock"), created by the Board of Directors of the Corporation pursuant to the authority granted to it by the certificate of incorporation of the Corporation is "Series A 10% Convertible Redeemable Preferred Stock," which is hereinafter referred to as the "Series A Preferred Stock." In the event of the conversion of shares of Series A Preferred Stock into this Corporation's common stock, par value $.0001 per share ("Common Stock"), pursuant to Paragraph 4 of this Statement of Designation, or in the event that the Corporation shall redeem any shares of Series A Preferred Stock pursuant to Paragraph 5 of this Statement of Designation or shall otherwise acquire and cancel any shares of Series A Preferred Stock, the shares of Series A Preferred Stock so converted, redeemed or otherwise acquired and canceled shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors, and the number of authorized shares of Series A Preferred Stock shall be reduced by the number of shares so converted, redeemed or otherwise acquired and canceled. In addition, if the Corporation shall not issue the maximum number of shares of Series A Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series A Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series A Preferred Stock then issued or reserved for issuance. The number of shares by which the Series A Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such stock is once more designated as part of a particular series by the Corporation's Board of Directors. The Board of Directors shall cause to be filed with the Secretary of State of the State of Delaware such certificate as shall be necessary to reflect any reduction in the number of shares constituting the Series A Preferred Stock.

         2. Dividend Rights.

              (a) The holders of the Series A Preferred Stock shall be entitled to receive, out of funds of this Corporation legally available therefor, cash dividends at an annual rate of ten cents ($.10) per share. Dividends shall be payable in annual installments on the first day of March (the "dividend payment date") in each year, commencing March 1, 2000, to holders of record of the Series A Preferred Stock as follows. The holders of record of Series A Preferred Stock on the 15th day of each calendar month, commencing with the first such day which occurs after the initial issuance of the first share of Series A Preferred Stock, shall be entitled to a dividend of five-sixth of one cent ($.008 1/3) per share (the "monthly dividend accrual"). On each dividend payment date, the Corporation shall pay the monthly dividend accruals for each month through the monthly dividend accrual for the February immediately preceding the dividend payment date, regardless of whether the shares of Series A Preferred Stock are outstanding on the dividend payment date.

              (b) The amount of any dividends "accrued" on any share of Series A Preferred Stock at any dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend payment date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Series A Preferred Stock at any date other than a dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend payment date, whether or not earned or declared, plus an amount calculated on the basis of the monthly dividend accrual at the monthly rate of five-sixth of one cent ($.008 1/3) per share for the period after such last preceding dividend payment date to and including the date as of which the calculation is made.

              (c) Except as provided in this Statement of Designation, no dividends shall be declared or paid or set aside for payment on any class or series of capital stock ranking on a parity with or junior to the Series A Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof is set aside for such payment on the Series A Preferred Stock for all dividend periods terminating on or prior to the dividend payment date of such dividends on any such series or class. When dividends are not paid in full upon the shares of Series A Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and such other series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock shall in all cases bear to each other the same ratio that the accrued dividends per share on the shares of Series A Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of Series A Preferred Stock shall not be entitled to dividends thereon, whether payable in cash, property or stock, in excess of the full cumulative dividends thereon, as provided in this Statement of Designation. No dividend on Series A Preferred Stock shall be declared or paid or set apart for payment with respect to any dividend payment date unless full dividends, including accumulated dividends, if any, on any series or class of capital stock ranking, as to dividends, prior to Series A Preferred Stock which are to have been paid on or prior to such dividend payment date have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof has been set aside for all dividend periods for such series or class terminating on or prior to such dividend payment date.

              (d) As long as any shares of Series A Preferred Stock are outstanding, no dividends (other than a dividend in any series or class of capital stock ranking junior to Series A Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up), shall be declared or paid or set aside for payment and no other distribution shall be declared or made upon any such junior series or class of capital stock, and no such junior series or class of capital stock or any series of Preferred Stock on a parity with Series A Preferred Stock as to both dividends and payments in the event of voluntary and involuntary dissolution, liquidation or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation or by any subsidiary (which shall mean any corporation or entity, the majority of voting power to elect directors of which is held directly or indirectly by the Corporation), except by conversion into or exchange for any such junior series or class of capital stock; unless, in each case, the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid in full for all past dividend periods or unless the holders of a majority of the Series A Preferred Stock then outstanding shall consent thereto.

         3. Voting Rights.

              (a) Except as otherwise required by law, the holders of the Series A Preferred Stock shall have no voting rights; provided, however, that, except as provided in Paragraph 1 of this Statement of Designation, neither this Statement of Designation nor the Certificate of Designation of which this Statement of Designation is a part, may not be modified or amended without the consent of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock. The consent of the holders of the Series A Preferred Stock may be given at a meeting of the holders of the Series A Preferred Stock or by a written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

              (b) The Corporation may create other series of Preferred Stock which may be senior or junior to or on a parity with the Series A Preferred Stock as to dividends and/or on voluntary or involuntary dissolution, liquidation or winding up without the consent of the holders of the Series A Preferred Stock.

         4. Conversion into Common Stock.

              (a) (i) Each holder of the Series A Preferred Stock will have the right, at any time and from time to time, commencing ninety (90) days from the IPO Date, as hereinafter defined, or earlier with the consent of both the Corporation and the representative of the underwriters with respect to the Corporation's initial public offering, to convert any shares of Series A Preferred Stock into shares of Common Stock, together with, at the election of the holder thereof, accrued dividends to the date of conversion, at the Conversion Rate, as hereinafter defined.

                   (ii) In the event that shares of Series A Preferred Stock are redeemed by the Corporation pursuant to Paragraph 5 of this Statement of Designation, the right of the holders of the Series A Preferred Stock to convert such shares into Common Stock shall, subject to Paragraph 5(e) of this Statement of Designation, terminate at 5:30 P.M. on the day before the Redemption Date, as defined in Paragraph 5(b) of this Statement of Designation; provided, that the Redemption Price, as defined in Paragraph 5(a) of this Statement of is made on the Redemption Date.

              (b) (i) The "Conversion Rate" shall mean the number of shares of Common Stock issuable upon conversion of one (1) share of Series A Preferred Stock. The Conversion Rate shall be determined by dividing one dollar ($1.00) by the lesser of (A) the IPO Price, as hereinafter defined, or (B) the Market Price, as hereinafter defined, subject to adjustment as provided in Paragraph 4(e) of this Statement of Designation; provided, however, that in no event shall the Conversion Rate be less than one dollar ($1.00) divided by one-third (1/3) of the IPO Price (as adjusted pursuant to Paragraph 4(e)(i), (ii) and (iii) of this Statement of Designation).

                   (ii) The "IPO Date" shall man the date on which the first registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offering by the Corporation of its securities is declared effective by the Securities and Exchange Commission.

                   (iii) The "IPO Price" shall mean the price per share at which the Corporation's Common Stock is sold to the public in its initial public offering. In the event that the initial public offering consists of units, which include both shares of Common Stock and warrants, each warrant shall be valued at 15% of the initial public offering price of the units. The IPO Price shall be subject to adjustment as provided in Paragraph 4(e) of this Statement of Designation.

                   (iv) The "Market Price" shall mean the average of the closing prices during the five (5) day period ending on the trading day prior to the date of such conversion, as reported by the principal stock exchange or market on which the Common Stock is listed; provided, however, that if, on any of such days there are no reported sales of the Common Stock, the closing low bid price shall be used for such day. If the Common Stock is listed on the Nasdaq Stock Market and a regional stock exchange, the Nasdaq Stock Market shall be the principal market. If, during the five (5) day period referred to in this Paragraph 4(b)(iii) there shall be an event requiring an adjustment pursuant to Paragraph 4(e) of this Agreement, the closing or bid price, as the case may be, for each day prior to such event (a "Pre-Transaction Market Price") shall be adjusted as provided in said Paragraph 4(e).

              (c) Conversion of the Series A Preferred Stock shall be effected by surrender of the certificate representing the shares of Series A Preferred Stock being converted to the transfer agent for the Series A Preferred Stock, or, if none shall have been appointed, to the Corporation, together with the form of notice of election to convert as may be provided from time to time by the Corporation.

              (d) Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender for conversion of the certificate therefor, together with the form of notice of election provided by the Corporation duly signed by the holder thereof, and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such time. As promptly as practicable on or after the conversion date, the Corporation or its transfer agent shall issue and shall deliver a certificate or certificates for the number of shares of Common Stock issuable upon such conversion to the person or persons entitled to receive the same.

              (e) The IPO Price and any Pre-Transaction Market Price (the "Applicable Prices" and each, an "Applicable Price") shall be subject to adjustment as follows:

                   (i) In case the Corporation shall, after the IPO Date, (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, (C) effect a reverse split or otherwise combine or reclassify its outstanding Common Stock into a smaller number of shares, or
(D) issue any shares by reclassification of its shares of Common Stock, the Applicable Prices in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted to reflect, in accordance with generally accepted accounting principles, such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 4(e)(i) shall occur.

                   (ii) In case the Corporation shall, subsequent to the IPO Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Paragraph 4(e)(iv) of this Statement of Designation) on the record date mentioned below, the Applicable Prices shall be adjusted so that the same shall equal the price determined by multiplying the Applicable Prices in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of shares determined by multiplying the price or the conversion price at which additional shares of Common Stock are offered by the number of shares of Common Stock being offered by the number of shares being issued, including shares being issued upon conversion of any convertible securities, and dividing the result so obtained by the current market price of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Applicable Prices shall be readjusted to the Applicable Prices which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                   (iii) In case the Corporation shall, subsequent to the IPO Date, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph 4(e)(i) of this Statement of Designation) or subscription rights or warrants (excluding those referred to in Paragraph 4(e)(ii) of this Statement of Designation), then in each such case the Applicable Prices in effect thereafter shall be determined by multiplying the Applicable Prices in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph 4(e)(iv) of this Statement of Designation), less the fair market value (as determined in good faith by the Corporation's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                   (iv) For the purpose of any computation under Paragraphs 4(e)(ii) and (iii) of this Statement of Designation, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for five (5) consecutive trading days commencing twenty
(20) trading days before such date, as reported by the principal stock exchange or market on which the Common Stock is listed; provided, however, that if, on any of such days there are no reported sales of the Common Stock, the closing low bid price shall be used for such day. If the Common Stock is not listed or admitted to listed on any stock exchange or market, the closing low bid prices as reported by the National Quotation Bureau, Inc. or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

                   (v) No increase or decrease in the Applicable Prices shall be required unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any adjustments which, by reason of this Paragraph 4(e)(v), are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 4(e) shall be made to the nearest one-tenth (1/10) of a cent.

                   (vi) The Corporation may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Paragraph 4(e), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                   (vii) In the event that at any time, as a result of an adjustment made pursuant this Paragraph 4(e), the holder of shares of Series A Preferred Stock thereafter shall become entitled to receive any shares of the Corporation, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 4.

                   (viii) In addition to the adjustments provided for in this Paragraph 4(e), the Corporation may modify the Conversion Rate in a manner which will increase the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock if the Corporation believes that such adjustment is necessary or desirable in order to avoid adverse Federal income tax consequences to the holders of the Common Stock.

              (f) Whenever any adjustment is required by the provisions of Paragraph 4(e) of this Statement of Designation, the Corporation shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjustment and the adjusted IPO Price, setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of shares of Series A Preferred Stock, and the Corporation shall, forthwith after each such adjustment, mail a copy of such certificate by first class mail to the holder of Series A Preferred Stock at such holders' addresses set forth in the Corporation's books and records.

              (g) In case:

                   (i) the Corporation shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings or cash surplus); or

                   (ii) the Corporation shall offer to the holders of Common Stock for subscription or purchase by them any shares of any class or any other rights, or

                   (iii) any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be effected; then in any such case, the Corporation shall cause to be mailed by first class mail to the record holders of Series A Preferred Stock at least ten
(10) days prior to the date specified in (A) and (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

              (h) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Corporation, or in case of any consolidation or merger of the Corporation into another corporation (other than a merger with a subsidiary in which merger the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or the class issuable upon conversion of Series A Preferred Stock) or in case of any sale, lease or conveyance to another corporation of the property of the Corporation as an entirety, the Corporation shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of the Series A Preferred Stock shall have the right thereafter by converting the Series A Preferred Stock, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of the Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Statement of Designation. The foregoing provisions of this Paragraph 4(h) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. The provisions of this Paragraph 4(h) shall not apply with respect to any merger, consolidation, sale, conveyance or other transaction if such transaction would be deemed a liquidation as provided in, and for the purpose of, Paragraph 6 of this Statement of Designation.

              (i) No fractional shares or script representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. If, upon conversion of any shares of Series A Preferred Stock, any holder would, except for the provisions of this Paragraph 4(i), be entitled to receive a fractional share of Common Stock, then the number of shares of Common Stock issuable upon such conversion shall be rounded up to the next higher whole number of shares.

              (j) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock then issuable upon the conversion of all shares of Series A Preferred Stock then outstanding.

              (k) The Common Stock issuable upon conversion of the Series A Preferred Stock shall, when so issued, be duly and validly authorized and issued, fully paid and non-assessable.


         5. Redemption.

              (a) The Corporation may redeem the Series A Preferred Stock in whole at any time or in part from time to time upon not less than five (5) nor more than fifteen (15) days' prior written notice at the redemption price per share equal to one and no/100 dollars ($1.00), plus accrued dividends to the date of redemption (the "Redemption Price"). The Corporation is not required to provide for the redemption of any shares of Series A Preferred Stock through the operation of a sinking fund.

              (b) The date on which the Corporation is to redeem any Series
A Preferred Stock pursuant to Paragraph 5(a) of this Statement of Designation is referred to as the "Redemption Date" with respect to the shares of Series A Preferred Stock to be redeemed on such date. From and after the close of business on the business day immediately preceding the Redemption Date, any shares of Series A Preferred Stock as to which the Corporation shall have exercised its right of redemption shall cease to have any voting, dividend or other rights, and the holder of such shares shall only have the right to receive payment of the Redemption Price; provided, however, that this Paragraph 5(b) shall not apply if the Corporation shall default in the payment of the Redemption Price.

              (c) In the event that the Corporation redeems only a portion of the Series A Preferred Stock, the Corporation shall redeem such shares in a manner which approximates a prorata redemption of the holders of the Series A Preferred Stock, and, in making such redemption, the Corporation may fully redeem holders of Series A Preferred Stock whose holdings are insubstantial relative to the number of Series A Preferred Stock being redeemed.

              (d) (i) In the event that, for any period of five (5) consecutive trading days (a "Low Price Period") commencing after the IPO Date, the average last reported price of the Common Stock (or the low bid price for any day on which there are no reported sales of Common Stock) is less than one-third (1/3) of the IPO Price (as adjusted pursuant to Paragraph 4(e)(i), (ii) and (iii) of this Statement of Designation), then either

                        (A) The Corporation may, within five (5) trading days after the end of any Low Price Period, redeem all, and not less than all, of the then outstanding shares of Series A Preferred Stock pursuant to Paragraph 5(a) of this Statement of Designation, or

                        (B) Any holder of Series A Preferred Stock may, on written notice (the "Holder Notice") to the Corporation given within five (5) trading days after the end of any Low Price Period, require the Corporation to redeem all of such holder's shares of Series A Preferred Stock at the Redemption Price.

                   (ii) If any holder of Series A Preferred Stock shall give the Holder Notice pursuant to Paragraph 5(d)(i)(B) of this Statement of Designation, the Corporation shall redeem all of such holder's shares of Series A Preferred Stock not later than fifteen (15) days after the Holder Notice is given.

                   (iii) The right of the Corporation to redeem the Series A Preferred Stock pursuant to Paragraph 5(d)(i)(A) of this Statement of Designation shall be in addition to its right to redeem the Series A Preferred Stock pursuant to Paragraph 5(a) of this Statement of Designation.

                   (iv) In the event that the Corporation redeems the Series A Preferred Stock pursuant to this Paragraph 5(d), the right of the holders of the Series A Preferred Stock to convert their shares of Series A Preferred Stock shall terminate on the date the holders receive such notice of redemption. In the event that any holder of Series A Preferred Stock shall give the Holder Notice, such holder's right to convert the Series A Preferred Stock shall terminate on the date the Holder Notice is given.

                   (v) In the event that the Corporation fails to pay the Redemption Price with respect to any redemption pursuant to this Paragraph 5(d), the Corporation's right to redeem the Series A Preferred Stock shall terminate; however, the right of the holders of the Series A Preferred Stock and the obligations of the Corporation to redeem shares of Series A Preferred Stock following any Holder Notice shall continue as provided in this Paragraph 5(d). Such right shall be in addition to any other right any holder may have, including the right to enforce payment by the Corporation of the Redemption Price.

              (e) If (i) any holder of Series A Preferred Stock has demand registration rights with respect to the shares of Series A Preferred Stock and/or the Common Stock issued or issuable upon conversion thereof (the "Conversion Shares") and the Corporation shall have failed to register such shares pursuant to an effective registration statement under the Securities Act, within six (6) months after a demand for registration has been made by the holder or (ii) the Corporation shall have registered such shares of Series A Preferred Stock and/or Conversion Shares pursuant to the Securities Act, but, for any reason, the registration statement shall cease to be current and effective for a period of more than thirty (30) days, then in either of such cases, any holder may, on thirty (30) days written notice ("Redemption Demand Notice") to the Corporation, require the Corporation to redeem the Series A Preferred Stock at the Redemption Price. The Corporation shall pay the Redemption Price with respect to such shares of Series A Preferred Stock within fifteen (15) days after the Redemption Demand Notice is given.

              (f) In the event that the Corporation fails to pay the Redemption Price when due pursuant to this Paragraph 5, if any holder of Series A Preferred Stock commences litigation against the Corporation or otherwise engages counsel in order to enforce payment of the Redemption Price, the Corporation shall pay for all reasonable costs and expenses of collection, including, without limitation, reasonable attorneys' fees and expenses.

              (g) If any dividends on Series A Preferred Stock are in arrears, no purchase or redemption shall be made of any stock ranking junior to or on a parity with Series A Preferred Stock as to dividends or upon liquidation (other than a purchase or redemption made by issuance for delivery of such junior stock); provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund thereafter may be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund regardless of whether at the time of such application full cumulative dividends upon shares of Series A Preferred Stock outstanding to the end of the last completed dividend period shall have been paid or declared and set aside for payment; and provided, further, however, that the foregoing shall not prevent the purchase of shares of Preferred Stock ranking on a parity with Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to the holders of all the outstanding Preferred Stock so ranking on a parity with Series A Preferred Stock, including the holders of the Series A Preferred Stock, as to dividends and upon liquidation, dissolution of winding up.

         6. Liquidation Rights.

              (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share equal to one and no/100 dollars ($1.00) per share, plus a sum equal to all unpaid accrued dividends on the Series A Preferred Stock before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series A Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series A Preferred Stock as to such payment or distribution.

              (b) After payment of the preference set forth in Paragraph 6(a)(i) of this Statement of Designation, the holders of the Series A Preferred Stock shall have no right to any further payment with respect to their shares of Series A Preferred Stock.

              (c) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 6. The merger of another corporation into the Corporation, where the Corporation is the surviving corporation shall not be deemed a voluntary dissolution, liquidation or winding up. The merger or consolidation of the Corporation into any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph 6 unless such merger or consolidation shall have been approved by the holders of a majority of the then outstanding shares of Series A Preferred Stock.

              (d) In the event the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 6(a) of this Statement of Designation, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

              (e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Paragraph 6(a)(i) of this Statement of Designation before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to Series A Preferred Stock.

         7. Notice. Each notice or other communication pursuant to this Statement of Designation shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, to the Corporation at its executive offices, presently c/o Benchmark Equity Group, Inc., 700 Gemini, Houston, TX 77058, Attention: Chief Executive Officer, or to such other address or person as the Corporation may advise the holders of the Series A Preferred Stock by like notice, or to any holder at his address set forth on the Corporation's records. Notices shall be deemed to have been received on the date of personal delivery or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the fifth (5th) business day after the date of mailing, except that notice of change in the person or address shall be effective on actual receipt.

         8. Rank of Series. For purposes of this Statement of Designation, any stock of any series or class of the Corporation shall be deemed to rank:

              (a) prior to the shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock;

              (b) on a parity with shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Series A Preferred Stock;

              (c) junior to shares of Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Common Stock or if the holders of shares of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

         9. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Series A Preferred Stock and for the payment of dividends to the holders of the Series A Preferred Stock.

Exhibit 5.3(h) of the Stock Purchase Agreement


                             PURCHASER-COTG GUARANTY


         Reference is made to (a) that certain Secured Promissory Note of Arc Networks, Inc. and A.R.C. Networks, Inc. (the "Borrowers") to Consolidated Technology Group Ltd. ("COTG") dated March 18, 1999 in the principal amount of $2,400,000 (the "Note"), and (b) that certain Stock Purchase Agreement among Arc Networks, Inc., SIS Capital Corp., COTG and Technology Acquisitions, Ltd. (the "Guarantor") dated March 23, 1999, the terms of which are incorporated herein by reference thereto.

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby unconditionally and irrevocably guarantees the payment by Borrowers to COTG of $150,000 of the principal amount of the Note, as and when due, as provided in Paragraph 2 of the Note and if Borrowers fail to pay such amount to COTG when due under the Note in accordance with its terms, Guarantor agrees to make such payment to COTG on such due date, subject to the terms hereof. Notwithstanding any term or provision of this Guaranty or of the Note to the contrary, in the event that the Purchase Agreement is not executed, for any reason, or, if executed, the Purchase Price is not released from escrow to COTG pursuant to the terms of the Escrow Agreement for any reason (other than as the result of any action by Guarantor or the failure of Guarantor to take any action necessary to obtain the New York Regulatory Consent required thereunder), this Guaranty shall automatically terminate, without any notice or action and thereafter cease to be of any legal force or effect.

         The liability of the Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the pursuance by COTG of the rights and remedies it may have, at law or in equity, against the Borrowers or any other party, whether under the Note or otherwise. The Guarantor hereby waives presentment for payment, demand, protest and notice of protest and of non-payment of the Note.

         The obligation of the Guarantor hereunder shall not be impaired, diminished or discharged, in whole or in part, by any extension of time granted to Borrowers by COTG, by any course of dealing between COTG and the Borrowers, by the unenforceability of the Note, in whole or in part, for any reason whatsoever, by the release of any guarantor or other obligor of any collateral, or by any other act, omission, event or circumstance which might operate to discharge a guarantor in whole or in part or which might operate as a defense, in whole or in part, to any obligation of a guarantor or which might invalidate, in whole or in part, a guaranty.

         In the event that COTG commences any action or proceeding against the Guarantor under this Guaranty or otherwise engages counsel in order to enforce its rights under this Guaranty, the Guarantor shall be liable for all costs and expenses incurred by COTG in connection therewith, including, without limitation, all of COTG's reasonable attorneys' fees and all out-of-pocket expenses of such attorneys.

         Guarantor hereby represents to, and for the express benefit of, COTG that (i) the execution, delivery and performance of this Guaranty has been duly authorized and approved by all required corporate action of Guarantor, (ii) this Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) Guarantor has, on the date hereof, and will continue to have until this Guaranty is terminated in accordance with the terms hereof, cash in bank of not less than $150,000.

         The Guaranty shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to principles of conflicts of law. The Guarantor consents to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York in the County of New York in any action or proceeding relating to or arising out of this Guaranty and waives any claim that any of such forums is not a convenient forum. IN ANY SUCH ACTION, THE GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY.

         This Guaranty cannot be amended, modified or waived except with the written consent of COTG.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty this 23rd day of March, 1999.

                                        TECHNOLOGY ACQUISITIONS LTD.


                                     By:
                                        ----------------------------

                                        Print Name and Title